UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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8x8, Inc.
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July 9, 2018

To our Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of 8x8, Inc., to be held on Thursday, August 7, 2018, at 10:00 a.m., local time, at our corporate headquarters located at 2125 O'Nel Drive, San Jose, California 95131.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of 2018 Annual Meeting of Stockholders and proxy statement.

It is important that you use this opportunity to take part in the affairs of 8x8 by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Stockholders planning to attend the Annual Meeting in person should contact our Investor Relations Department at (408) 495-2524 by Friday, August 3, 2018 to reserve a seat.

We look forward to seeing you at the meeting.

Sincerely,

Vikram Verma,
Chief Executive Officer

8x8, Inc.	2125 O'Nel Dr.	San Jose, CA 95131	Phone: 408.727.1885	Fax: 408.980.0432

8X8, INC.

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS

AUGUST 7, 2018

The 2018 Annual Meeting of Stockholders of 8x8, Inc., a Delaware corporation ("8x8" or the "Company"), will be held at the date, time and place indicated below. Only stockholders of record at the close of business on the record date indicated below are entitled to notice of and to vote at the 2018 Annual Meeting or at any adjournment or postponement thereof.

DATE AND TIME:	Thursday, August 7, 2018, at 10:00 a.m., local time
PLACE:	8x8, Inc. Corporate Headquarters, 2125 O'Nel Drive, San Jose, California 95131
RECORD DATE:	Friday, June 15, 2018

All stockholders are cordially invited to attend the 2018 Annual Meeting in person. However, to ensure your representation at the 2018 Annual Meeting, you are urged to vote as promptly as possible. Any stockholder of record attending the 2018 Annual Meeting may vote in person even if he or she has previously returned a proxy.

The items of business are summarized below and are described in more detail in the proxy statement accompanying this notice.

ITEM #1:

To elect seven directors to hold office until the 2019 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The Company's nominees are Bryan R. Martin, Guy L. Hecker, Jr., Vikram Verma, Eric Salzman, Ian Potter, Jaswinder Pal Singh, and Vladimir Jacimovic.

ITEM #2:	To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2019.
ITEM #3:	To approve amendments to the Company's Amended and Restated 2012 Equity Incentive Plan, including the reservation of 16,300,000 additional shares for issuance thereunder.
ITEM #4:	To hold an advisory vote on executive compensation for the fiscal year ended March 31, 2018.

Stockholders planning to attend in person should contact our Investor Relations Department at (408) 495-2524 by Friday, August 3, 2018 to reserve a seat at the 2018 Annual Meeting.

For ten days prior to the 2018 Annual Meeting, a complete list of stockholders entitled to vote at the 2018 Annual Meeting will be available for examination by any stockholder for any purpose relating to this 2018 Annual Meeting, during ordinary business hours at the Company's corporate headquarters located at 2125 O'Nel Drive, San Jose, California 95131.

By Order of the Board of Directors,

Bryan R. Martin, Chairman

San Jose, California
July 9, 2018

2018 Proxy Statement

8x8, Inc. Proxy Statement

TABLE OF CONTENTS
Proxy Summary
Voting Rights, Quorum and Required Vote
Proposal One - Election of Directors
Proposal Two - Ratification of Independent Public Accountants
Proposal Three - Amendments to the 8x8, Inc. Amended and Restated 2012 Equity Incentive Plan
Proposal Four - Advisory Vote to Approve Executive Compensation
Corporate Governance
Transactions with Related Persons and Certain Control Persons
Section 16(a) Beneficial Ownership Reporting Compliance
Compensation of Non-Employee Directors
Report of the Audit Committee of the Board of Directors
Executive Compensation
Compensation Discussion and Analysis
Report of the Compensation Committee of the Board of Directors
Summary Compensation Table
Fiscal 2018 Grants of Plan-Based Awards Table
Fiscal 2018 Outstanding Equity Awards at Fiscal Year-End Table
Fiscal 2018 Option Exercises and Stock Vested Table
Employment Arrangements
Indemnification Arrangements
Potential Payments Upon Termination or Change-in-Control
CEO Pay Ratio
Equity Compensation Plan Information
Security Ownership of Certain Beneficial Owners and Management
Stockholder Proposals for 2019 Annual Meeting
Other Matters
Appendix A

2018 Proxy Statement

PROXY SUMMARY

The following is a summary of certain key information in our Proxy Statement. This is only a summary, and it may not contain all of the information that is important to you. For more complete information, please review the full Proxy Statement (including those sections that begin on the page numbers referenced in the headings below) and our Annual Report on Form 10-K for the year ended March 31, 2018. In this Proxy Statement, we refer to 8x8, Inc. as "8x8," the "Company," "we" or "us," and we refer to our fiscal year ended March 31, 2018 as "fiscal 2018" or "FY18."

FY18 Business Highlights (page 33)

Some of our achievements and milestones during fiscal 2018 included the following:

  Service revenue increased 19% year-over-year to $280.4 million.

  Generated $22.0 million in cash flow from operations.

  Announced launch of "X Series" product line.

  Named Leader in the 2017 Gartner Magic Quadrant for Unified Communications as a Service for the sixth consecutive year, and Challenger in Magic Quadrant for Contact Center as a Service for the third consecutive year.

  Repurchased 1.4 million shares of common stock at an average purchase price of $13.16 per share (inclusive of fees) under our repurchase program.

  Transferred common stock listing to New York Stock Exchange.

  Awarded 23 new patents.

Voting Matters and Board Recommendations (page 5)

The table below includes a brief description of each matter to be voted upon at the Annual Meeting, along with the voting recommendation of our board of directors, or "Board."

Proposal	Description of Matter	Board Vote Recommendation
ONE

To elect seven directors to hold office until the 2019 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The Company's nominees are Bryan R. Martin, Guy L. Hecker, Jr., Vikram Verma, Eric Salzman, Ian Potter, Jaswinder Pal Singh, and Vladimir Jacimovic.

FOR (each Company nominee)
TWO	To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2019.	FOR
THREE	To approve amendments to the Company's Amended and Restated 2012 Equity Incentive Plan, including the reservation of 16,300,000 additional shares for issuance thereunder.	FOR
FOUR	To hold an advisory vote to approve executive compensation for our fiscal year ended March 31, 2018.	FOR

2018 Proxy Statement

Board of Directors Snapshot (page 8)

In Proposal One, 8x8 stockholders are asked to vote on the election as directors of seven individuals nominated by the Company, each of whom is currently serving on the Board. The tables below set forth some basic information concerning each nominee individually and highlight some of the key skills and attributes of our Board members in the aggregate. All information is as of March 31, 2018, unless otherwise stated.

Name	Age	Director Since	Principal Occupation / Key Experience	Independent?	Committee Memberships
Bryan R. Martin (1)	50	2001	Chairman of the Board and Chief Technology Officer, 8x8, Inc.	No	--
Guy L. Hecker, Jr. (2)	86	1997	Major General, USAF, Retired	Yes	Audit, Compensation, Nominating (3)
Vikram Verma	53	2012	Chief Executive Officer, 8x8, Inc.	No	--
Eric Salzman	51	2012	Managing Member, SarniHaan Capital Partners LLC	Yes	Audit, Compensation, Nominating
Ian Potter	54	2013	Managing Partner, Lion City Capital Partners	Yes	Audit, Compensation
Jaswinder Pal Singh	52	2013	Professor of Computer Science at Princeton University	Yes	Audit
Vladimir Jacimovic	54	2014	Managing Partner, Continuum Capital Partners	Yes	--

(1) Chairman of the Board.     (2) Lead Independent Director.     (3) "Nominating" refers to Governance and Nominating Committee.

Tenure on Board
(Indicates number of directors whose tenure is within the range shown)
1
2
4
0 to 4
5 to 8
9 or more
(Number of years)

2018 Proxy Statement

Corporate Governance Highlights (page 22)

We are committed to the highest standards of corporate governance, and our Governance and Nominating Committee actively monitors trends and periodically makes recommendations to the Board to enhance our corporate governance program. The table below sets forth a few highlights of our corporate governance programs and policies.

Board and Committees	Management	Stockholder Rights

✓   Five of seven members of our Board are independent, including all members of our three standing committees. Regular executive sessions are conducted by the independent directors. Board has appointed an independent lead director.

	✓ Robust executive stock ownership requirements, including a 6X ownership requirement for our CEO (based on the ratio of the market value of stock owned by the CEO to his base salary).	✓ Single class share capital structure. We do not have classes of stock with unequal voting rights or unequal ability to elect directors.
✓ Annual Board and Committee performance evaluations, including individual performance reviews.

✓   Related party transactions involving management or a member of our Board require prior approval of the Audit Committee. There were no such transactions involving any of our executive officers in FY18.

✓ All directors are elected annually. We do not have a classified board structure.
✓ Board has adopted a comprehensive set of Corporate Governance Principles, which are published on our website.	✓ Executive compensation is reviewed by the Compensation Committee annually, with advice and data (including a benchmark analysis) provided by an independent compensation consultant.	✓ None of our officers or directors (nor their affiliates) has a controlling interest in our stock. Our officers and directors as a group hold approximately 5% of our outstanding common stock.
✓ Board has adopted a formal CEO unanticipated absence event policy, which is reviewed annually by the Compensation and Governance Committees as part of succession planning.	✓ A significant portion of each executive's annual compensation is "at risk" and depends on our stock performance relative to a peer group.	✓ Our capital structure does not include arrangements commonly referred to as "poison pills" that can promote the entrenchment of management at the expense of stockholders.

✓   Director compensation is reviewed by our Compensation Committee at least once every two years as per our Corporate Governance Principles, with advice and data provided by an independent compensation consultant.

	✓ The Company has clawback rights under our primary equity incentive plan that permit it to recover long-term gains under specified circumstances.	✓ No supermajority voting requirement to change organizational documents.

2018 Proxy Statement

Executive Compensation Highlights (page 33)

We have designed our executive compensation program to attract, develop, motivate, and retain top talent and focus our executive officers on key business goals that enhance stockholder value; ensure executive compensation is aligned with our corporate strategies and business objectives; provide meaningful equity ownership opportunities to our executives to align their incentives with the creation of stockholder value; ensure fairness among our executives by recognizing the contributions each individual makes to our success, as well as the compensation history and prior experience of each executive officer; and provide an incentive for long-term continued employment with us. The table below lists some specific elements that our program possesses or avoids, as applicable.

What We Have	What We Don't Have
✓ An executive compensation program designed based on our "pay for performance" philosophy.	✓ No "gross-ups" or other tax reimbursement payments on any severance or change-in-control payments or benefits.

✓   A substantial portion of the total value of annual equity awards granted to our executives (including 60% for our CEO and 50% for our other named officers) are in the form of performance share units.

✓ No pension arrangements or nonqualified deferred compensation plans for our executive officers.
✓ The long-term incentives granted to our named executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.	✓ No special health or welfare plans for our executive officers.

✓   Fungible share counting under our 2012 Amended and Restated Equity Incentive Plan, pursuant to which the shares issuable pursuant to full-value awards (including RSUs and PSUs) are counted as 1.7 shares against our share reserve.

✓ No single-trigger benefits for our executive officers in connection with a change-in-control.
✓ Minimum vesting period of 12 months for awards under our Amended and Restated 2012 Equity Incentive Plan (with limited exceptions).	✓ No "evergreen" provision in our Amended and Restated 2012 Equity Incentive Plan.

2018 Proxy Statement

VOTING RIGHTS, QUORUM AND REQUIRED VOTE

General

The accompanying proxy is solicited by the Board of Directors of 8x8, Inc. (referred to throughout this proxy statement as "8x8," the "Company," "we," "us," and "our"), a Delaware corporation, for use at the 2018 Annual Meeting of Stockholders to be held August 7, 2018, at 10:00 a.m., local time, or at any adjournment thereof. The 2018 Annual Meeting will be held at our principal executive offices at 2125 O'Nel Drive, San Jose, California 95131. Our telephone number is (408) 727-1885.

This proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for the year ended March 31, 2018 are being mailed on or about July 9, 2018 to all holders of our common stock as of the record date of June 15, 2018 (the "Record Date"). On the Record Date, we had 93,153,252 shares of common stock issued and outstanding held in street name or by registered stockholders.

Furthermore, stockholders who wish to view our Annual Report, as filed with the Securities and Exchange Commission, or SEC, including our audited financial statements, will find it available on the Investor Relations section of our website at http://www.8x8.com/. To request a printed copy of our proxy and Annual Report, which we will provide to you free of charge, either: write to 8x8's Investor Relations Department at 8x8, Inc., 2125 O'Nel Drive, San Jose, CA 95131; call us at (408) 495-2524; or email us at investor.relations@8x8.com.

The information in this proxy statement relates to the proposals to be voted on at the 2018 Annual Meeting, the voting process, our corporate governance, the compensation of our directors and named executive officers in fiscal 2018, and other required information.

Voting

Each share of 8x8 common stock issued and outstanding as of the Record Date is entitled to vote on all proposals presented at the 2018 Annual Meeting. Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date. You may vote all shares owned by you as of the Record Date, including shares held directly in your name as the stockholder of record as well as shares held for you as the beneficial owner in street name.

Shares held in your name as the stockholder of record may be voted by you in person at the 2018 Annual Meeting. Shares held beneficially in street name may be voted by you in person at the 2018 Annual Meeting only if you obtain a valid proxy, or "legal proxy," from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2018 Annual Meeting, we recommend that you also submit your voting instructions prior to the meeting to ensure your vote will be counted if you later decide not to attend the meeting.

If you hold shares of 8x8 common stock issued and outstanding as of the Record Date, you may direct how your shares are voted without attending the 2018 Annual Meeting in accordance with the instructions included in the proxy statement and proxy card. Our Chief Executive Officer and our Chief Financial Officer have been designated by the Board to be the proxy holders for the 2018 Annual Meeting. They will cast votes on Proposal Nos. One, Two, Three and Four at the meeting on behalf of each stockholder who properly submits a completed proxy in accordance with the direction provided in the proxy.

Attending the Meeting

You are entitled to attend the 2018 Annual Meeting only if you were an 8x8 stockholder or joint holder as of the Record Date, or if you hold a valid proxy for the 2018 Annual Meeting. You should be prepared to present government-issued photo identification (such as a driver's license or passport) for admittance. If you are not a stockholder of record but hold shares in street name through a broker, trustee or nominee, you should be prepared to provide proof of beneficial ownership as of the Record Date; such as your most recent account statement prior to June 15, 2018; a copy of the voting instruction card provided by your bank, broker, trustee or nominee; or other similar evidence of ownership.

The meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:30 a.m., local time, and you should allow ample time for the check-in procedures.

2018 Proxy Statement

Revocability of Proxies

Your proxy is revocable and you may change your vote at any time prior to the vote at the 2018 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and at any time until the applicable deadline for each method); by providing a written notice of revocation to 8x8, Inc., Attn: Secretary, 2125 O'Nel Drive, San Jose, CA 95131, prior to your shares being voted; or by attending the 2018 Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Quorum

The quorum requirement for holding and transacting business at the 2018 Annual Meeting is that holders of a majority of the voting power of the issued and outstanding shares of our common stock as of the Record Date must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Voting Requirements

The voting requirements for the proposals that we will consider at the Annual Meeting are:

PROPOSAL	VOTING REQUIREMENT
1. Election of seven directors to serve until 2019 Annual Meeting.	The seven nominees receiving the most votes cast "FOR" their election shall be elected as directors. (1)
2. Ratification of appointment of Moss Adams LLP as independent registered public accounting firm for fiscal 2019.	An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the Annual Meeting will constitute approval of this proposal.
3. Amendments of 2012 Equity Incentive Plan, including reservation of 16,300,000 additional shares thereunder.	An affirmative vote of the holders of a majority of the shares present or represented by proxy and cast at the Annual Meeting will constitute approval of this proposal.
4. Advisory vote to approve executive compensation for fiscal 2018.

An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the Annual Meeting will be considered approval of this proposal. (2)

___________________________

(1)

Pursuant to a policy adopted by the Board, any director nominee who fails to receive more votes cast "FOR" his election than "WITHHELD" is expected to tender his resignation to the Governance and Nominating Committee of the Board, which is responsible for considering each resignation tendered under the policy and recommending to the Board whether or not to accept the resignation.

(2)	This is an advisory vote. Neither we nor the Board will be bound by the results of the vote on this proposal.

2018 Proxy Statement

Counting Votes

An automated system administered by Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate stockholder votes by proxy instructions submitted by beneficial owners over the Internet, by telephone, or by proxy cards mailed to Broadridge. Broadridge will also tabulate stockholder votes submitted by proxies submitted by stockholders of record other than beneficial owners. The inspector of the election will tabulate votes cast in person at the 2018 Annual Meeting.

Broker Non-Votes and Abstentions

Brokers holding shares in street name for customers have discretionary authority to vote on some matters when they have not received instructions from the beneficial owners of shares. Under the Delaware General Corporation Law, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name") but does not vote on a particular matter due to a lack of discretionary voting power and instructions from the beneficial owner. Under listing rules governing voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. At the Annual Meeting, all proposals other than Proposal No. 2 (ratification of appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal 2019 audit) are considered non-routine matters. Broker non-votes will not affect the outcome of the vote on any of the proposals at the Annual Meeting because broker non-votes are excluded from the tabulation of votes cast on each proposal.

Abstentions are counted as present and entitled to vote for purposes of establishing a quorum. An abstention will have no effect on the election of directors under Proposal No. 1 (Election of Directors), because directors are elected by plurality vote. However, an abstention will have the same effect as a vote "against" Proposal No. 2 (Ratification of Independent Accounting Firm), and "against" Proposal No. 3 (Approval of Reservation of 16,300,000 Additional Shares and Other Amendments to 2012 Plan), because in each case the required approval is by a majority of votes present and entitled to vote at the meeting. An abstention will have the same effect as a vote "against" Proposal No. 4 (Advisory Vote to Approve Executive Compensation), because we will consider our executive compensation approved on an advisory basis based on a majority of the votes present and entitled to vote at the meeting.

Inspector of Elections

The inspector of elections will be a representative from the Company.

Cost of Soliciting Votes

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

Voting Instructions

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate proxy card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote using each control number and proxy card that you receive.

2018 Proxy Statement

PROPOSAL ONE — ELECTION OF DIRECTORS

Nominees

The Board currently consists of seven directors, all of whom have been nominated for re-election at the 2018 Annual Meeting and have agreed to serve if elected.

Proxies cannot be voted for a greater number of individuals than the number of nominees named. Each of the directors elected at the 2018 Annual Meeting will hold office until the 2019 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of our seven nominees named below, all of whom are directors currently serving on the Board. In the event that any of our nominees becomes unable or declines to serve as a director at the time of the 2018 Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

The names of the nominees and certain information about each of them are set forth below.

Nominee	Professional and Academic Experience	Skills and Attributes
Bryan R. Martin San Jose, California Age: 50 Director Since: 2001 Chairman of the Board

  Has served as our Chairman of the Board since December 2003, our Chief Technology Officer since September 2013, and as a director since February 2001.

  Has served in senior engineering and executive positions for 8x8 since 1990.

    February 2002 to September 2013: Served as our Chief Executive Officer.

    March 2007 to November 2008 and April 2011 to December 2011: Served as our President.

    Between 1990 and February 2002: Served in various engineering and operations roles, including Chief Operating Officer, Senior Vice President, Engineering Operation and Chief Technical Officer.

  Named inventor in more than 60 US patents in the fields of semiconductors, computer architecture, video processing algorithms, videophones and communications.

  Received a B.S. and a M.S. in Electrical Engineering from Stanford University.

We believe Mr. Martin's qualifications to serve as a director include his 10+ year tenure as Chief Executive Officer; his 25+ years of experience in the design, development and sale of communications technologies and services; his extensive knowledge of the industries in which we compete; and his technical expertise and innovation, as evidenced by the numerous issued patents he has helped 8x8 to obtain.

2018 Proxy Statement
Nominee	Professional and Academic Experience	Skills and Attributes
Guy L. Hecker, Jr. Alexandria, Virginia Age: 86 Director Since: 1997 Lead Director Audit Committee (Chair) Compensation Committee Governance and Nominating Committee (Chair)

  Major General Guy L. Hecker, Jr. has served as 8x8's lead director since January 2010.

  Currently also serves on the board of directors of NavCom Defense Electronics.

  Founder of Stafford, Burke and Hecker, Inc., a consulting firm based in Alexandria, Virginia, where he served as President from 1982 to 2008.

  Distinguished career in United States Air Force (retired in 1982):

    Later in career, served as Director of the Air Force Office of Legislative Liaison, and received an appointment in the Office of the Deputy Chief of Staff, Research, Development and Acquisition for the Air Force.

    Earlier in career, served as a pilot and commander in both fighter and bomber aircraft units, including command of a bomber wing and an air division.

  Awarded military decorations including the Air Force Distinguished Service Medal, the Silver Star, the Legion of Merit (awarded twice) and the Distinguished Flying Cross.

  Received a B.A. from The Citadel, an M.A. in International Relations from George Washington University, and an honorary Ph.D. in military science from The Citadel, and completed the management development program at Harvard Business School.

  Graduate of the National War College.

We believe that Major General Hecker's qualifications to serve on the Board include his extensive business, investing and executive experience, including (1) the founding of a successful business at Stafford, Burke and Hecker after retiring from the Air Force, (2) his experience in venture capital investing, including as an initial investor in Micron Computer, a subsidiary of Micron Technology, Inc., and (3) as a director and principal shareholder of NavCom Defense Electronics since its founding in 1984.

2018 Proxy Statement
Nominee	Professional and Academic Experience	Skills and Attributes
Vikram Verma San Jose, California Age: 53 Director Since: 2012

  Has served as 8x8's Chief Executive Officer since September 2013, and as a member of its Board since 2012.

  From October 2008 to August 2013, served as President of Strategic Venture Development at Lockheed Martin, where he was responsible for monetizing the company's existing technologies in new global commercial markets through technology incubators, intellectual property licensing and international strategic partnerships.

  From 2006 to 2008, served as President of IS&GS Savi Group, a Lockheed Martin technology and information services division providing real-time supply chain management and security solutions for government and commercial markets worldwide.

  Prior to that, served as Chairman and Chief Executive Officer of Savi Technology, Inc., a leader in RFID-based tracking and security solutions and a pioneer in using RFID tags to track cargo containers and their content globally via public and private clouds (acquired by Lockheed Martin in 2006).

  Named a "Technology Pioneer" by the World Economic Forum in Davos, Switzerland, and a Tau Beta Pi - Williams Fellow.

  Named inventor in eight issued patents.

  Received a B.S.E.E. degree from the Florida Institute of Technology, a M.S.E degree from University of Michigan and the graduate degree of Engineer in electrical engineering from Stanford University.

  Attended executive management programs at the Harvard Business School, Stanford Graduate School of Business and the University of California at Berkeley Haas School of Business.

We believe Mr. Verma's qualifications to serve as a director, in addition to being our Chief Executive Officer, include his experience leading Savi Technology, Inc. through its growth and eventual sale to Lockheed Martin; his experience in bringing advanced technology-based solutions to new domestic and international markets; and his record of technical and business innovation; all of which are critical components for our business success.

2018 Proxy Statement
Nominee	Professional and Academic Experience	Skills and Attributes
Eric Salzman New York, New York Age: 51 Director Since: 2012 Audit Committee Compensation Committee (Chair) Governance and Nominating Committee

  Nearly 20 years of experience investing in and advising technology companies with a focus on the communications and software sectors.

  Extensive M&A, capital markets, private equity and board experience, having served on the boards of 10 companies including as executive chairman, as well as chairman of the audit, compensation and strategic committees.

  Currently serves as a director for three private-equity- owned technology companies.

  Since 2011, has been the Managing Member of SarniHaan Capital Partners LLC, a boutique consulting firm that provides high impact strategic advice to public and private technology companies and maintains an investment banking affiliation with Monarch Capital Group, LLC.

  Prior to SarniHaan, was employed by Lehman Brothers Holdings as a Managing Director in the Private Equity and Principal Investing Group as well as in the Global Trading Strategies Division.

  Prior to Lehman Brothers, served as a senior research analyst covering the technology and communications sectors in the hedge fund industry and was a private equity investment professional at two communications- focused private equity funds.

  Began his career in the M&A Group at CS First Boston.

  Holds a B.A. Honors from the University of Michigan and an MBA from Harvard University.

We believe Mr. Salzman's qualifications to serve as director include his 20 years in investing and advising technology companies that are similar to our business, including through his leadership roles on boards and committees.

Ian Potter Singapore Age: 54 Director Since: 2013 Audit Committee Compensation Committee

  Managing Partner of Lion City Capital Advisors and Lion City Capital Partners, a privately held investment holding company in Singapore that seeks to make direct investments in technology and natural resources companies.

  Currently also serves as director for China Navigation Co., a shipping company, and Blackfire Research, a technology company.

  From 1994 until his retirement as managing director in 2013, worked for Morgan Stanley in Asia, where he supervised all aspects of the firm's commodity business while serving on a number of internal and external private company boards.

  During this time, he opened the group's New Delhi, Shanghai, and Tokyo offices and was responsible for developing the group's capacity across the region and expanding its product offerings.

  Mr. Potter began his career in finance in London and New York working for the Chase Manhattan Bank N.A. and has attended executive management programs at Stanford University.

  Holds an MBA from INSEAD in France and a BA from Queen's University in Canada.

We believe Mr. Potter's qualifications to serve as a director include his 25 years in international business development, management and operational experience, particularly his extensive knowledge of Asian markets; and his service on the boards of directors of other technology companies.

2018 Proxy Statement
Nominee	Professional and Academic Experience	Skills and Attributes
Jaswinder Pal Singh Princeton, New Jersey Age: 52 Director Since: 2013 Audit Committee

  Currently a Full Professor of Computer Science at Princeton University, where he has served on the faculty for over 20 years.

  Also serves as a director of Gwynnie Bee, Inc., an Internet technology company in the retail space.

  Served as an advisor to Right Media, Inc., a SaaS online advertising exchange that was acquired by Yahoo in 2007, and later led the development of Yahoo's innovative next- generation advertising marketplace.

  Co-author of "Parallel Computer Architecture: A Hardware-Software Approach," a leading textbook in parallel computing.

  Listed as inventor under several patents, and as an author of over 75 published research papers.

  Holds a BSE degree from Princeton University, and MS and PhD degrees from Stanford University.

We believe Dr. Singh's qualifications to serve as a director include his qualification as a leading authority on scalable computing systems, infrastructure and applications and his service to several technology companies.

Vladimir Jacimovic San Francisco, California Age: 54 Director Since: 2014

  Founder and Managing Partner of Continuum Capital Partners, an investment firm that specializes in crossover investments targeting private and public technology companies.

  Previously, Mr. Jacimovic was a Partner at New Enterprise Associates (NEA), a leading global venture capital firm focused on helping entrepreneurs build transformational businesses across multiple stages, sectors and geographies, and a Managing Director at Crosslink Capital, a leading stage-independent venture capital firm.

  Since beginning his venture career in 1996, has been involved in more than 30 investments in software, communications, and technology enabled services.

  Holds an MBA from Harvard Business School and a BS in Computer Science and Mathematics from the University of San Francisco.

We believe Mr. Jacimovic's qualifications to serve as director include his 25 years of investing and operating experience with high growth companies in the technology and services industry with specific expertise in the SaaS, big data and security segments.

Vote Required and Recommendation

The seven nominees receiving the most votes cast "FOR" their selection shall be elected as directors at the Annual Meeting. However, the Board has adopted a policy requiring each director nominee to agree that, if the nominee fails to receive more votes cast "FOR" his selection than "WITHHELD," the nominee shall tender his resignation to the Governance and Nominating Committee of the Board, which is authorized to consider each resignation tendered under the policy and recommend to the Board whether or not to accept the resignation. Each nominee for director has agreed to abide by this policy.

The Board unanimously recommends that the stockholders vote "FOR" the election of the nominees set forth above.

2018 Proxy Statement

PROPOSAL TWO — RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board is directly responsible for the appointment of our independent registered public accounting firm. The Audit Committee has appointed Moss Adams LLP, Independent Registered Accounting Firm, to audit our financial statements for the fiscal year ending March 31, 2019. The Board proposes that the stockholders ratify this appointment. The Audit Committee understands the need for Moss Adams LLP to maintain objectivity and independence in its audits of our financial statements.

The Audit Committee previously retained Moss Adams LLP to audit our consolidated financial statements for fiscal 2018 and also to provide other auditing and non-auditing services during fiscal 2018. The Audit Committee reviewed all non-audit services provided by Moss Adams LLP and concluded that the provision of such services was compatible with maintaining Moss Adams LLP's independence in the conduct of its auditing functions.

To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for us by our independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

The following table sets forth the aggregate fees billed to us by Moss Adams LLP for the fiscal years ended March 31, 2018 and 2017:

Service Categories	Fiscal 2018	Fiscal 2017
Audit fees (1)	$782,800	$866,000
Audit-related fees (2)	11,947	16,500
Tax fees (3)	-	-
All other fees (4)	17,590	12,500
Total	$812,337	$895,000

(1) Audit fees consist of fees for professional services provided in connection with (i) the audit of our financial statements; (ii) audit of our internal control over financial reporting; (iii) reviews of our quarterly financial statements; and (iv) reviews in connection with our filing of Form S-8 registration statements with the SEC.
(2) Audit-related fees consist of fees for professional services provided in conjunction with the audit of our employee benefit plan.
(3) Tax fees consist of fees billed for professional services rendered for tax consultations.
(4) All other fees include fees for an online accounting research tool and/or general accounting assistance.

Vote Required and Recommendation

The ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for fiscal 2019 will require the affirmative vote of holders of a majority of the shares entitled to vote on this matter. Abstentions are not counted as affirmative votes and therefore have the same effect as a vote against the proposal. In the event that stockholders fail to ratify the appointment, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests.

Representatives of Moss Adams LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board unanimously recommends that the stockholders vote "FOR" the proposal to ratify our Audit Committee's appointment of Moss Adams LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2019.

2018 Proxy Statement

PROPOSAL THREE — AMENDMENTS TO THE 8X8, INC.AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN

We are requesting that the stockholders vote in favor of approving amendments to the Amended and Restated 2012 Equity Incentive Plan ("2012 Plan"), as approved by our Board on May 22, 2018, including an increase in the number of shares currently reserved for issuance of 16,300,000 shares, in addition to the other amendments described below. The maximum number of shares of common stock which may be issued or made subject to awards under the 2012 Plan will be 31,700,000 shares following the increase.

We have experienced steady growth, with our workforce more than doubling in the past three years (from 565 employees as of March 31, 2015 to 1,225 employees as of March 31, 2018). As of June 15, 2018, over 1,015 of our regular, full-time employees currently hold restricted stock units or other equity awards, with more than 50% of all outstanding awards held by non-executive employees.

As a growing cloud-based services company headquartered in Silicon Valley, we must compete for a limited pool of talented people. We believe it is essential that we continue our use of equity compensation to help retain our skilled employees and recruit talented new employees to achieve our objectives, which include growing our business, developing new services and increasing stockholder value. Employees with a stake in the future success of our business are highly motivated to achieve long-term growth and increase stockholder value. We intend to use the additional shares to recruit and retain employees globally, including in the highly competitive job market in Silicon Valley and anticipate the duration of the increased share pool to be one to two years.

When considering the number of shares to add to the 2012 Plan, the Compensation Committee reviewed, among other things, the potential dilution to current stockholders as measured by burn rate and overhang, and projected future share usage. We recognize the dilutive impact of our equity compensation programs on our stockholders and continuously strive to balance this concern with the competition for talent, competitive compensation practices and the need to attract and retain talent. Our three-year average annual gross burn rate, calculated using the Institutional Shareholder Services ("ISS") methodology, is approximately 6.84%, which is lower than the ISS burn rate threshold of 10.22% applied to the Software and Services (4510) GICS sub-industry. As of May 31, 2018, there were approximately 300,000 shares available for future grants under the 2012 Plan. Depending on assumptions, if these amendments are approved, it is expected there will be sufficient shares available under the 2012 Plan to satisfy our equity needs for at least one year through the Annual Meeting in 2019.

The approximately 300,000 shares currently available under the Plan represent an overhang of approximately 0.3% based on the number of outstanding common shares as of May 31, 2018. If these amendments are approved, the additional 16,300,000 shares would increase the overhang to 15.1%. We calculate overhang as the total of (a) shares available for future grants under the 2012 Plan divided by (b) the total number of shares outstanding and shares available for issuance under the 2012 Plan.

In addition to the proposed increase in the number of shares reserved for issuance under the 2012 Plan, we also are seeking shareholder approval of amendments that would restrict the accrual or payment of dividend equivalents with respect to shares subject to unvested awards, and other minor changes as shown in Appendix A, even though applicable law and the listing rules of NYSE may permit the adoption of these amendments without stockholder approval. These proposed amendments are reflected in bold type face in the form of the Amended and Restated 2012 Equity Incentive Plan attached as Appendix A to this Proxy Statement.

Promotion of Good Corporate Governance Practices

The existing 2012 Plan includes a number of responsible corporate governance provisions. These include, but are not limited to, the following:

Provision	Description
✓ "Fungible" Share Counting

The number of shares available for issuance under the 2012 Plan is reduced by 1.7 shares for every share granted in connection with a restricted share or stock unit award, and by one share for every share granted in connection with a stock option or stock appreciation right.

✓ Share Counting for Withholding	Shares tendered or withheld in satisfaction of withholding obligations of 8x8 or any of our affiliates resulting from the exercise of an option will not be available again under the 2012 Plan.

2018 Proxy Statement

Provision	Description
✓ Minimum Vesting

Except for a limited number of awards (covering up to 5% of the shares available for issuance under the 2012 Plan) or upon death, disability or a corporate transaction, no award shall vest, in whole or in part, before the first anniversary of the date of grant or, in the case of vesting based upon the attainment of performance-based objectives, the first anniversary of the commencement of the period over which performance is evaluated.

✓ Clawback

If our Compensation Committee determines that a participant has intentionally committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty during the participant's employment that contributed to an obligation to restate our financial statements, the participant shall be required to repay to us, in cash and upon demand, all or a portion of the proceeds resulting from any sale or other disposition of shares issued or issuable under an award if the sale or disposition was effected during the 12-month period following the first public issuance or filing with the SEC of the financial statements required to be restated, and under other specified circumstances.

✓ Limitation on Awards to Non- Employee Directors

The 2012 Plan limits awards granted to non-employee directors in any calendar year to a maximum of $650,000 in grant date fair value. We believe that such a limit allows us to stay witin reasonable bounds of what the market requires in a competitive environment for qualified directors, while imposing meaningful limits on the amount of equity compensation that may be awarded to our non-employee directors.

✓ No "Evergreen."	The 2012 Plan does not include an "evergreen" feature pursuant to which the shares authorized for issuance under the Plan can be automatically replenished.
✓ Repricings

Other than in connection with certain corporate events where a reduction in exercise price is necessary for equitable treatment of award holders (such as a share split), we may not, without stockholder approval, reduce the exercise price of a stock option or stock appreciation right or exchange a stock option or stock appreciation right for a new award with a lower (or no) purchase price or for cash.

✓ No Transferability	Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee of our Board.
✓ No Gross-Ups	The 2012 Plan does not provide for any tax gross-ups.

The amendments that we are asking stockholders to approve at the 2018 Annual Meeting include changes that would restrict the payment of dividend equivalents on shares subject to unvested awards, which changes are intended to further promote sound corporate governance.

Key Data

The following table includes information regarding outstanding equity awards and shares available for future awards under all Plans as of March 31, 2018 and May 31, 2018 (1), respectively:

2018 Proxy Statement

	As of March 31, 2018	As of May 31, 2018
Options Outstanding	3,998,285	3,928,790
Full Value Awards Outstanding	5,940,518	6,558,104
Shares available for Grant: 2012 Plan	297,751	297,972
Shares available for Grant: 2013 Plan (2)	-	-
Shares available for Grant: 2017 Plan (2)	1,331,272	440,828
Weighted Average Exercise Price of Outstanding Options	$ 8.93	$ 9.17
Weighted Average Remaining Term of Outstanding Options	6.02	6.08

Additional Shares Requested: 2012 Plan		16,300,000

____________________

(1)   This table excludes the 8x8, Inc. Second Amended and Restated Employee Stock Purchase Plan.
(2)   Shares available under the Amended and Restated 2013 New Employee Inducement Incentive Plan ("2013 Plan") and the 2017 New Employee Inducement Incentive Plan ("2017 Plan") are not subject to a fungible share counting methodology.

Summary of the 2012 Plan

The 2012 Plan was adopted by the Board in June 2012, was approved by our stockholders in July 2012, and was amended by our stockholders in July 2014 and again in July 2016. The principal features of the 2012 Plan are summarized below. This summary is qualified in its entirety by reference to the 2012 Plan itself.

Purpose. The 2012 Plan is intended to encourage ownership of our common stock by our employees, consultants and directors and to provide additional incentive for them to promote the success of our business through the grant of awards of or relating to our common stock.

Administration. The 2012 Plan may be administered by the Board or the Compensation Committee. To date, the Compensation Committee has been administering the 2012 Plan. Subject to the provisions of the 2012 Plan, the Compensation Committee has discretion to determine the employee, consultant or director to receive an award, and the form of award. Further, the Compensation Committee has complete authority to interpret the 2012 Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the 2012 Plan.

Eligibility. Awards may be granted to any employee of or consultant to us or our affiliates or to nonemployee members of the Board or of any board of directors (or similar governing authority) of any affiliate of ours. As of May 31, 2018, we had 1,285 employees and five non-employee directors who are eligible to participate in the 2012 Plan.

Individual Plan Limits. No award shall be made in any calendar year for more than 750,000 shares.

Term of Plan. Unless the 2012 Plan is terminated earlier by the Board, awards may be made under the 2012 Plan until the tenth anniversary of its adoption by the Board, or June 22, 2022.

Shares Subject to Plan. The shares issued or to be issued under the 2012 Plan are authorized but unissued shares of our common stock. The maximum number of shares of common stock which may be issued or made subject to awards under the 2012 Plan is 15,400,000 shares prior to the proposed amendment to increase the total number of shares subject to awards under the 2012 Plan to 31,700,000.

Types of Awards. Awards under the 2012 Plan may include Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Qualified Performance-Based Awards and Stock Grants. Each award will be evidenced by an instrument in such form as the Compensation Committee may prescribe, setting forth applicable terms such as the exercise price and term of any option or applicable forfeiture conditions or performance requirements for any Restricted Stock or Restricted Stock Units. Except as noted below, all relevant terms of any award will be set by the Compensation Committee in its discretion.

2018 Proxy Statement

  Nonstatutory Stock Options and Incentive Stock Options (together, "Stock Options") are rights to purchase shares of our common stock. A Stock Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Compensation Committee may determine. A Stock Option may be exercised by the recipient giving written notice to us, specifying the number of shares with respect to which the Stock Option is then being exercised, and accompanied by payment of an amount equal to the exercise price of the shares to be purchased. The purchase price may be paid by cash, check, by delivery to us of shares of common stock, or through and under the terms and conditions of any formal cashless exercise program authorized by us. Incentive Stock Options may be granted only to eligible employees of us or any parent or subsidiary corporation of ours and must have an exercise price of not less than 100% of the fair market value of our common stock on the date of grant (110% for Incentive Stock Options granted to any 10% stockholder of ours). In addition, the term of an Incentive Stock Option may not exceed 10 years (five years, if granted to any 10% stockholder). Nonstatutory Stock Options must have an exercise price of not less than 100% of the fair market value of our common stock on the date of grant, unless the Board or the Compensation Committee determines otherwise. In the case of an Incentive Stock Option, the amount of the aggregate fair market value of common stock (determined at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations) may not exceed $100,000.
  Stock Appreciation Rights, or SARs, are rights to receive (without any payment required) cash, property or other forms of payment, or any combination thereof, as determined by the Board or the Compensation Committee, based on the increase in the value of the number of shares of common stock specified in the SAR. The base price (above which any appreciation is measured) will in no event be less than the fair market value of the common stock on the date of grant of the SAR or, if the SAR is granted in tandem with a Stock Option (that is, so that the recipient has the opportunity to exercise either the Stock Option or the SAR, but not both), the exercise price under the associated Stock Option.
  Awards of Restricted Stock are grants or sales of common stock which are subject to a risk of forfeiture, such as a requirement of the continued performance of services for a stated term or the achievement of individual or Company performance goals. Awards of Restricted Stock will include the right to any dividends on the shares pending vesting (or forfeiture), although any such dividends would be subject to the same risks of forfeiture as the corresponding shares, unless the Board or the Compensation Committee
  Awards of Restricted Stock Units and Performance Units are grants of rights to receive either shares of common stock (in the case of Restricted Stock Units) or the appreciation over a base value (as specified by the Board or the Compensation Committee) of a number of shares of common stock (in the case of Performance Stock Units) subject to satisfaction of service or performance requirements established by the Board or the Compensation Committee in connection with the award. Such awards may, in the discretion of the Board or the Compensation Committee, include the right to the equivalent to any dividends on the shares covered by the award, but any such dividends would be paid only if and when the award vests.
  Qualified Performance-Based Awards are designed to qualify for an exemption from certain limits on tax deductibility under the Internal Revenue Code. Qualified Performance-Based Awards may be in the form of Stock Options, Restricted Stock, Restricted Stock Units or Performance Units, but in each case will be subject to satisfaction of one of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or affiliate, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Board or the Compensation Committee in the award:
cash flow	earnings per share (including, without limitation, earnings before interest, taxes, depreciation and/or amortization)
stock price growth	return on equity
stockholder returns	return on capital (including without limitation return on total capital or return on invested capital)
return on investment	return on assets or net assets
market capitalization	economic value added
sales or net sales	revenue
income, pre-tax income or net income	operating income or pre-tax profit
operating profit or net operating profit	gross margin, operating margin or profit margin

2018 Proxy Statement

return on operating revenue or operating assets	cash flow from operations
operating ratio	operating revenue
backlog	general and administrative expenses
debt leverage (debt to capital)	customer service
market share improvement

Effect of Termination of Employment or Association. Unless the Board or the Compensation Committee determines otherwise in connection with any particular award under the 2012 Plan, Stock Options and SARs will generally terminate six months following the recipient's termination of employment or other association with us due to death or disability and three months following the recipient's termination of employment or other association with us for any other reason. The effect of termination on other awards will depend on the terms of those awards.

Transferability. In general, no award under the 2012 Plan may be transferred by the recipient, and during the life of the recipient all rights under an award may be exercised only by the recipient or his or her legal representative. However, the Board or the Compensation Committee may approve the transfer, without consideration, of an award of a Nonstatutory Option or Restricted Stock to a family member.

Adjustments upon Changes in Capitalization. In the event of any change in the outstanding shares of common stock through any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of common stock, our Board will make an appropriate adjustment to the following: (i) the maximum numbers and kinds of shares subject to the 2012 Plan and the 2012 Plan limits, (ii) the numbers and kinds of shares or other securities subject to the then outstanding awards, (iii) the exercise or hurdle price for each share or other unit of any other securities subject to then outstanding Stock Options or SARs (without change in the aggregate purchase or hurdle price as to which Stock Options or SARs remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a risk of forfeiture in the form of a Company repurchase right.

Fundamental Transaction, Liquidation or Dissolution. In the event that we (1) merge or consolidate with or into another entity as a result of which our common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) sell or exchange all of our common stock for cash, securities or other property, (3) sell, transfer or otherwise dispose of all or substantially all of our assets to one or more other persons in a single transaction or series of related transactions or (4) undertake a liquidation or dissolution (each, a "Corporate Transaction"), our Board or the Compensation Committee may take any one or more of the following actions with respect to all or any portion of our outstanding awards:

  Provide for their assumption, or the issuance of substantially equivalent awards in substitution therefor, by the acquiring or succeeding entity;
  Provide for the termination of any or all outstanding awards (and the forfeit or repurchase, as applicable, of any shares subject to such awards) to the extent unvested (and unexercised, in the case of Stock Options and SARs) immediately prior to the consummation of the Corporate Transaction;
  Provide for partial or complete acceleration of vesting of the unvested portions of any outstanding awards, such that Stock Options and SARs become exercisable, and risks of forfeiture applicable to Restricted Stock Units and Restricted Stock lapse, in whole or in part prior to or upon consummation of the Corporate Transaction;
  Provide that all outstanding awards of Restricted Stock and Restricted Stock Units conditioned on the achievement of performance goals or other business objectives and the target payout opportunities attainable under any or all Performance Units will be deemed to have been satisfied as to all, none or a pro rata number of shares covered by the award based on the assumed achievement of all relevant performance goals or other business objectives and the length of time that has elapsed within the performance period before the consummation of the Corporate Transaction;
  In the case of Stock Options and SARs, provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares subject to a Stock Option or SAR (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares subject to the Stock Option or SAR, in exchange for the termination of such Stock Option or SAR; and/or
  In the case of Stock Options and SARs, provide that, in connection with a liquidation or dissolution of the Company, Stock Options and SARs shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.

2018 Proxy Statement

No Repricing or Buy-Back of Awards. Any re-pricing of an outstanding option or stock purchase price with an exercise price greater than fair market value, including an exchange of such award for a new award with a lower (or no) purchase price or for cash, requires stockholder approval under the 2012 Plan, unless in connection with an adjustment of the award pursuant to certain corporate transactions.

Amendments to the 2012 Plan. The Board may amend or modify the 2012 Plan at any time subject to the rights of holders of outstanding awards on the date of amendment or modification.

Summary of Tax Consequences

The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the 2012 Plan. This summary is not comprehensive and is based upon laws and regulations in effect on June 15, 2018. Such laws and regulations are subject to change. This summary is intended for the information of stockholders considering how to vote and not as tax guidance to participants in the 2012 Plan. Participants in the 2012 Plan should consult their own tax advisors as to the tax consequences of participation.

Nonstatutory Stock Options. Generally, there are no federal income tax consequences to the participants upon grant of Nonstatutory Stock Options. Upon the exercise of such an Option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the common stock acquired upon the exercise of such Option exceeds the exercise price, if any. A sale of common stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the common stock on the exercise and sale dates.

Incentive Stock Options. Except as noted at the end of this paragraph, there are no federal income tax consequences to the participant upon grant or exercise of an Incentive Stock Option. If the participant holds shares of common stock purchased pursuant to the exercise of an Incentive Stock Option for at least two years after the date the Option was granted and at least one year after the exercise of the Option, the subsequent sale of common stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to us. If the participant sells the shares of common stock within two years after the date an Incentive Stock Option is granted or within one year after the exercise of an Option, the participant will generally recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date (or if less, the sale price) and the Option exercise price, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with exercise of an Incentive Stock Option, however.

Restricted Stock. A participant will generally recognize ordinary income on receipt of an award of Restricted Stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the common stock acquired exceeds the price he or she has paid for it, if any. Recipients of Restricted Stock may, however, within 30 days of receiving an award of Restricted Stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an "83(b) election." If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the Restricted Stock.

Stock Appreciation Rights. A participant will generally recognize ordinary income on receipt of cash or other property pursuant to the exercise of an award of SARs.

Restricted Stock Units, Performance Units and Stock Grants. A participant will generally recognize ordinary income on receipt of any shares of common stock, cash or other property in satisfaction of any of these awards under the 2012 Plan.

Potential Deferred Compensation. For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the 2012 Plan will be considered "deferred compensation" as that term is defined for purposes of federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of an option at less than 100% of the market value of our common stock would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then such award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

Section 162(m) Limitations on the Company's Tax Deduction. In general, whenever a recipient is required to recognize ordinary income in connection with an award, we will be entitled to a corresponding tax deduction. However, we will not be entitled to deductions in connection with awards under the 2012 Plan to certain senior executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from us, exceeds the $1 million dollar limitation of Section 162(m) of the Code.

2018 Proxy Statement

Compensation which qualifies as "performance-based" is not subject to this limitation, however. The Tax Cuts and Jobs Act repealed the performance-based exception to the deduction limit for compensation that is deductible in tax years commencing after December 31, 2017. However, certain compensation is specifically exempt from the deduction limit under a transition rule to the extent that it is "performance- based" as defined in Section 162(m) of the Code and subject to a "written binding contract" in effect as of November 2, 2017 that is not later modified in any material respect.

New Plan Benefits

The benefits or amounts that will be received under the 2012 Plan by or allocated to each of (1) the named executive officers, (2) each of the nominees for election as a director, (3) all directors who are not executive officers of the company as a group, (4) all present executive officers as a group, and (5) all employees, including all other current officers, as a group, are not determinable. Such benefits or amounts are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards and who might receive them.

Aggregate Past Awards under the 2012 Plan

The following table sets forth the number of shares issued or issuable pursuant to awards granted through June 15, 2018, since the inception of the 2012 Plan, to the recipients indicated:

Recipient	Number of Shares Issued or Issuable Under Past Awards
Named Executive Officers:	--
Vikram Verma, Chief Executive Officer	2,120,138
Mary Ellen Genovese, Chief Financial Officer	557,703
Rani Hublou, Chief Marketing Officer	120,557
Dejan Dekich, Chief Product Officer	142,125
Darren Hakeman, SVP, Strategy, Analytics and Corporate Development	289,583
Directors (Other than NEOs):	--
Guy L. Hecker, Jr.	113,337
Bryan Martin	562,004
Eric Salzman	146,649
Ian Potter	155,025
Jaswinder Pal Singh	155,025
Vladimir Jacimovic	160,288
All current executive officers, as a group [(1)]	3,792,110
All current directors who are not executive officers, as a group	730,324
All employees other than current executive officers, as a group	6,186,140

(1) Includes the five named executive officers, plus Bryan Martin.

Vote Required

The proposal to approve the amendment of the 2012 Plan, as a consequence of the proposed amendments, will require approval by a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

Stockholder approval of our request for additional shares under Proposal No. 3 is necessary to authorize a sufficient number of shares under the 2012 Plan to allow us to continue to attract, motivate, reward and retain the services of our personnel. If this increase is not approved, the 2012 Plan will remain in effect with its current terms and conditions but without the additional shares we consider necessary for our continued competitiveness.

The Board of Directors Recommends a Vote "FOR" approval of the proposed amendments to the 2012 Equity Incentive Plan, including to increase the number of shares currently reserved for issuance by an additional 16,300,000 shares.

2018 Proxy Statement

PROPOSAL FOUR — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are providing stockholders with an advisory vote on executive compensation as required by Section 14A of the Exchange Act, and the policy we adopted in 2017 following a non-binding vote by the stockholders to seek this advisory vote annually.

This vote is advisory, and, therefore, not binding on us, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the compensation of our named executive officers, as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The stockholders provided an advisory vote approving our fiscal 2017 executive compensation program at the 2017 Annual Meeting of Stockholders.

As discussed in the Compensation Discussion and Analysis, we have designed our executive compensation program to develop, motivate and retain high quality executive officers, align executive compensation with our strategies and business objectives and the long-term creation of stockholder value, and provide meaningful equity ownership by our executive officers.

Effective pay-for-performance alignment is an important objective of our Compensation Committee in the design of our executive compensation program, particularly regarding the compensation of our CEO. To further this objective in fiscal 2018:

>    We did not increase our CEO's salary.

>    We paid our CEO at approximately 34% of target under our annual cash incentive compensation program. The low payment (in relation to target) was largely attributable to our failure to meet profitability thresholds established at the beginning of the fiscal year (which, in turn, was largely due to subsequent startegic decisions made by the Board, as explained below in the Compensation Discussion and Analysis).

>    The mix of compensation awarded to our CEO was weighted heavily to performance-based incentives.

    Approximately 80% of our CEO's total compensation was awarded in the form of equity with long-term vesting requirements and for which the value realized will vary directly with our total shareholder return, or TSR, during the performance period.
    60% of that long-term incentive equity value consisted of PSUs, which were also the largest component of CEO compensation and represented nearly 50% of total pay.

The foregoing is only a brief summary of a few select aspects of our fiscal 2018 executive compensation program. The Board encourages you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under Executive Compensation, and to cast a vote to approve our executive compensation programs and the following resolution:

"RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal year 2018 Summary Compensation Table and the other related tables and disclosure."

The Board unanimously recommends that the stockholders vote "FOR" approval of our executive compensation as expressed in the foregoing resolution.

2018 Proxy Statement

CORPORATE GOVERNANCE

Board Meetings and Attendance; Annual Meetings

The Board held a total of seven regular meetings and three special meetings during fiscal 2018. The non-employee members of the Board also met four times in regularly scheduled executive sessions without management present. Dr. Singh did not attend one of the regular meetings of the Board but attended all other meetings of the Board. All other directors attended all of the meetings of the Board and the committees on which such directors served during fiscal 2018. The Board also acted twice by written consent during fiscal 2018.

Pursuant to our corporate governance principles, members of the Board are encouraged, but not required, to attend each annual meeting of stockholders. Two of our directors attended the last year's annual meeting of stockholders held in August 2017.

Director Independence

The Board has determined that the following directors are "independent" as defined under Rule 303A.02 of the listing rules of the New York Stock Exchange ("NYSE"): Major General Hecker, Mr. Salzman, Mr. Potter, Dr. Singh, and Mr. Jacimovic. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us that would impair his independence. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements in the NYSE listing rules. The Board has concluded that there are no business relationships that are material or that would interfere with the exercise of independent judgment by any of the independent directors in their service on the Board or its committees. Each of the Board's Audit, Compensation and Governance and Nominating Committees is comprised solely of independent directors in accordance with the NYSE listing rules.

Board Structure and Lead Director

We believe the current size of the Board is suited to the size of our current operations. Upon appointment of Mr. Verma as Chief Executive Officer, Bryan R. Martin, who had served as Chief Executive Officer and Chairman of the Board prior to Mr. Verma's appointment, became our Chief Technology Officer, and retained his position as Chairman of the Board. The Board believes that the separation of the offices of the Chairman and Chief Executive Officer is appropriate at this time because it allows our Chief Executive Officer to focus primarily on our business strategy, operations and corporate vision. However, our corporate governance principles do not require that the roles of Chairman and Chief Executive Officer be held by different people. These principles reflect our belief that it is important for the Board to retain flexibility to determine whether the two roles should be separate or combined based upon the Board's assessment of the company's needs and leadership at a given point in time.

In January 2010, the Board created the independent director position of lead director and appointed Major General Hecker to be our first lead director. He has fulfilled this role continuously since then. Our corporate governance principles require that the Board select a lead director from the independent directors if the positions of Chairman and Chief Executive Officer are held by the same person or both are held by insiders.

The lead director has the following responsibilities, among others as set forth in our Corporate Governance Principles and other policies:

Lead Director

✓   Responsible for establishing the agenda for the executive sessions held by non- management directors of the Board and acting as chair of those sessions.

✓   Responsible for polling the other non-management directors for agenda items both for regular board meetings and executive sessions of the non-management directors.

✓   Collaborates with the Chairman of the Board and Chief Executive Officer in preparing the agenda for regular Board meetings.

✓   Oversees transition of leadership under our CEO Absence Event Management Process.

2018 Proxy Statement

Committees

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee.

The Board has adopted charters for each of these committees that are available on our website under "Corporate Governance" which can be found at http://investors.8x8.com. Each committee reviews its charter on an annual basis and makes recommendations to the Board for any changes based on its review.

The composition of each standing committee is as follows:

Independent Director	Lead Director	Audit	Compensation	Nominating
Guy L. Hecker, Jr.	x	C	x	C
Ian Potter		x	x
Eric Salzman		x	C	x
Jaswinder Pal Singh		x

C = Chairman
X = Member

Audit Committee

The Audit Committee oversees our corporate accounting and financial reporting process and performs several functions in the performance of this role. The Audit Committee has the specific responsibilities set forth in the table below, among others set forth in its charter.

The current members of the Audit Committee are Major General Hecker (Chairman), Mr. Salzman, Mr. Potter, and Dr. Singh. The Board has determined that each of these directors meets the requirements for membership to the Audit Committee, including the independence requirements of the SEC and the NYSE listing standards under Rule 303A.06 and SEC Rule 10A-3(b)(i). The Board has identified each of Major General Hecker, Mr. Salzman, and Mr. Potter as an "audit committee financial expert" as defined under Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 (the "Exchange Act"), but that status does not impose duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of our Audit Committee or our Board.

The Audit Committee held four meetings and four executive sessions during fiscal 2018. The Audit Committee did not act by written consent during fiscal 2018.

Compensation Committee

The Compensation Committee has responsibility for reviewing and recommending compensation arrangements for the Chief Executive Officer and approving compensation arrangements for other executive officers. The Compensation Committee has the specific responsibilities set forth in the table below, among others set forth in its charter.

The Compensation Committee currently consists of Mr. Salzman (Chairman), Major General Hecker, and Mr. Potter, who are independent directors as defined in the NYSE listing rules. The Compensation Committee held four meetings during fiscal 2018. The Compensation Committee did not act by written consent during fiscal 2018.

Governance and Nominating Committee

The Governance and Nominating Committee discharges certain duties of the Board relating to governance and to the identification and evaluation of candidates to serve as directors. The Governance and Nominating Committee has the specific responsibilities set forth in the table below, among others set forth in its charter.

The Governance and Nominating Committee currently consists of Major General Hecker (Chairman) and Mr. Salzman, who are independent directors as defined in the NYSE listing rules. Pursuant to the charter of the Governance and Nominating

2018 Proxy Statement

Committee, all members of the Governance and Nominating Committee must be qualified to serve under the NYSE listing rules and any other applicable law, rule regulation and other additional requirements that the Board deems appropriate. The Governance and Nominating Committee held three meetings during fiscal 2018. The Governance and Nominating Committee did not act by written consent during fiscal 2018.

Some of the key responsibilities of and functions performed by our three standing committees - as set forth in the applicable committee's charter, our Corporate Governance Principles and/or other policies adopted by the Board from time to time - are summarized below.

Audit Committee

✓   Evaluates the performance of and assesses the qualifications of the independent auditors.

✓   Determines and approves the engagement of the independent auditors.

✓   Determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors.

✓   Reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services.

✓   Monitors the rotation of partners of the independent auditors on our audit engagement team as required by law.

✓   Confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting.

✓   Discusses with management and the independent auditors the results of the annual audit and the results of the reviews of our quarterly financial statements.

✓   Responsible for reviewing and approving all business transactions between us and any director, officer, affiliate or related party, including transactions required to be reported in our proxy statement (of which there were none during fiscal 2018).

✓   Responsible for oversight of the Company's internal audit function, risk management processes and system of internal controls.

Compensation Committee

✓   Recommends the compensation of the Chief Executive Officer to the Board for its approval.

✓   Approves, in consultation with the Chief Executive Officer, the compensation of other executive officers and employees.

✓   Administers our stock-based award and employee stock purchase plans, as well as our management incentive bonus plan.

✓   Responsible for reviewing and approving all employment, severance and change-in-control agreements, special or supplemental benefits applicable to executive officers.

✓   Engages independent compensation consulting firm to advise on executive compensation.

✓   Reviews CEO succession plan and unexpected absence event policy with CEO.

✓   Reviews director compensation at least once every two years.

Governance and Nominating Committee

✓   Responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, consistent with criteria approved by the Board and set forth in the committee's charter.

✓   Reviews and evaluates the suitability of incumbent directors for continued service on the Board (including those recommended by stockholders).

✓   Recommends to the Board candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board.

✓   Assesses the performance of management and the Board through periodic evaluations.

✓   Responsible for reviewing and formalizing proposals to amend our certificate of incorporation and by-laws.

✓   Responsible for developing and recommending to the Board for approval corporate governance principles, and advising on succession plans for the CEO and other executive officers.

✓   Responsible for adopting the procedures pursuant to which the Board and each Committee is to conduct an annual evaluation of its own performance, and for reviewing the results of these evaluations and making recommendations to the Board.

✓   Responsible for director orientation programs and for director continuing education programs to assist directors in maintaining skills necessary or appropriate for the performance of their responsibilities.

2018 Proxy Statement

Consideration of Director Nominees

Stockholder Nominations and Recommendations

The Governance and Nominating Committee charter requires consideration of both recommendations and nominations for candidates to the Board from stockholders. Under our by-laws, stockholders of record may nominate candidates for director proposed by a stockholder at an annual meeting, or a special meeting of stockholders at which directors are to be elected, by complying timely with the notice requirements set forth in the by-laws. Stockholder recommendations for candidates to the Board must be directed in writing to our Secretary at the address of our principal executive offices at 2125 O'Nel Drive, San Jose, California 95131.

To be timely, a stockholder's notice proposing the nomination of a director at an annual meeting shall be delivered to or mailed and received at the corporation's principal executive offices not less than 90 nor more than 120 calendar days in advance of the first anniversary of the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 calendar days earlier than the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly announced. A timely notice for the nomination of a director by a stockholder at a special meeting of stockholders must be delivered to or mailed and received by the Secretary no later than the close of business on the later of (i) the 90th day prior to such special meeting, and (ii) the 10 th day following the day on which public disclosure of the date of such special meeting is first made. The stockholder's notice must include a number of items of information about the stockholder (and all persons participating with the stockholder in any proxy solicitation for the proposal) and items of information about the candidate, as set forth in our by-laws, including, but not limited to, the candidate's name, age, business address and residence address, the candidate's principal occupation or employment, the stockholder's name and address, the class and number of shares of our stock and other securities, including derivatives, beneficially owned by the proposing stockholder and by such candidate, any short interest in any of our securities held by the proposing stockholder, all voting rights with respect to our stock beneficially owned by the stockholder and others joining in the proposal, and a description of all arrangements or understandings between the stockholder making such recommendation and each candidate and any other person or persons (naming such person or persons) pursuant to which the recommendations are to be made by the stockholder, as well as any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

In addition, if requested, the proposed nominee must furnish additional information to determine whether he or she is eligible to serve as an independent director or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of the proposed nominee. Such information may include, (a) a written representation and agreement, in the form provided by the Secretary, relating to the nominee's compliance, in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director, with our corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and all other codes of conduct, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to members of the Board; (b) a written representation and agreement that the proposed nominee (i) is not and will not become a party to any agreement or understanding with, and has not given any commitment or assurance to any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question, and (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director unless the terms of such agreement, arrangement or understanding have been provided in writing to the Secretary; and (c) the terms of all agreements, arrangements and understandings between the nominating stockholder(s) and each nominee and, any other person or persons, regarding related party dealings that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the nominating stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule, and the nominee was a director or executive officer of such registrant.

2018 Proxy Statement

When submitting candidates for nomination to be elected at an annual or special meeting of stockholders, stockholders must follow the notice procedures and provide the information required by our by-laws. You may contact us at 8x8, Inc., Attn: Secretary, 2125 O'Nel Drive, San Jose, CA 95131, for a copy of the relevant by-law provisions regarding the requirements for submitting stockholder proposals and nominating director candidates. Our by-laws also can be found where our filed reports are located on the SEC's website at http://www.sec.gov.

We have never considered or rejected nominations by stockholders owning 5% or more of our common stock.

Director Qualifications

Members of the Board should have the highest professional and personal ethics and values, and conduct themselves consistent with our Code of Business Conduct and Ethics. While the Governance and Nominating Committee has not established specific minimum qualifications for director candidates, the Governance and Nominating Committee believes that candidates and nominees must reflect a Board that is comprised of directors who:

  are predominantly independent;
  have strong integrity;
  have qualifications that will increase overall Board effectiveness;
  meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members; and

  will comply with our corporate governance, conflict of interest, confidentiality, stock ownership, trading policies and guidelines, and all other codes of conduct, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to members of the Board.

Upon completion of its review and evaluation, our Governance and Nominating Committee made its recommendation to the Board regarding the candidates. After considering our Governance and Nominating Committee's recommendations, our Board determined and approved the existing candidates.

Identifying and Evaluating Director Nominees. Although candidates for nomination to the Board typically are suggested by existing directors or by our executive officers, candidates also may come to the attention of the Board through professional search firms, stockholders or other persons. The Governance and Nominating Committee will review the qualifications of any candidates who have been properly brought to the attention of the Governance and Nominating Committee. Such review may, in the Governance and Nominating Committee's discretion, include a review solely of information provided to the Governance and Nominating Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Governance and Nominating Committee deems proper. The Governance and Nominating Committee will consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Governance and Nominating Committee may consider many factors, including issues of character, judgment, independence, age, expertise, diversity of experience and perspective, length of service, other commitments and the like. The Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board currently consists of Mr. Salzman (Chairman), Major General Hecker, and Mr. Potter. None of these individuals is currently an officer or employee of ours or was an officer or employee of ours at any time during fiscal 2018. None of our executive officers or directors served as a member of the board or compensation committee of any entity that had one or more executive officers serving as a member of the Board or our Compensation Committee at any time during fiscal 2018.

Code of Business Conduct and Ethics

We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics (the "Code of Ethics") reflects the values and the business practices and principles of behavior that support this commitment. The Code of Ethics is available on our website under "Corporate Governance" which can be found at http://investors.8x8.com. We will post any

2018 Proxy Statement

amendment to, or a waiver from, a provision of the Code of Ethics that are required to be disclosed by the rules of the SEC or NYSE, on our website at http://investors.8x8.com.

Corporate Governance Principles

Our board of directors has adopted Corporate Governance Principles which address various matters relating to Board and Committee structure, composition, meetings and responsibilities. The Corporate Governance Principles are posted on our website at http://investors.8x8.com.

Board's Role in the Oversight of Risk

Given our relatively small size, the full Board is involved in our risk management practices. The Board as a whole is consulted on any matters which might result in material financial changes, investments or our strategic direction of the Company. The Board oversees these risks through its interaction with senior management which occurs at formal Board meetings, committee meetings, and through other periodic written and oral communications. Additionally, the Board has delegated some of its risk oversight activities to its committees. For example, the Compensation Committee oversees the risks associated with compensation for our named executive officers and directors, including whether any of our compensation policies has the potential to encourage excessive risk-taking. The Audit Committee oversees compliance with our Code of Ethics, our financial reporting process and our systems of internal controls and reviews with management our major risk exposures and the steps taken to control such exposures.

Stockholder Communications with the Board

The Board has implemented a process by which stockholders may send written communications directly to the attention of the Board or any individual Board member, which is explained on our website at http://investors.8x8.com under the "Investor FAQs "section.

_________________

Transactions with Related Persons and Certain Control Persons

We do not believe there were any transactions, or series of similar transactions, to which we were or are to be a party in which the amount involved exceeded $120,000, and in which any of our directors or executive officers, any holders of more than 5% of our common stock, any members of any such person's immediate family, had or will have a direct or indirect material interest during fiscal 2018, other than compensation described in the sections titled "Compensation of Non- employee Directors" and "Executive Compensation" below.

It is our policy to require that all transactions between us and any related person, as defined above, must be approved by a majority of our Board, including a majority of independent directors who are disinterested in the transactions to be approved.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than ten percent of our common stock (collectively, "Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of such reports furnished to us during the fiscal year ended March 31, 2018 or written representations provided by the Reporting Person, we believe that the Reporting Persons identified below failed to file on a timely basis one or more reports required by section 16(a) of the Exchange Act during our 2018 fiscal year:

2018 Proxy Statement

Reporting Person	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Notes
Guy Hecker (Director)	One	One	(1)
Vladimir Jacimovic (Director)	One	One	(1)
Ian Potter (Director)	One	One	(1)
Eric Salzman (Director)	One	One	(1)
Jaswinder Pal Singh (Director)	One	One	(1)
Darren Hakeman (Officer)	One	One	(2)

___________________

(1)

Relates to an acquisition on August 10, 2017 of an award of restricted stock units to acquire 13,407 shares of our common stock. A Form 4 was filed by the director on September 5, 2017 to report the transaction.

(2)	Relates to a disposition of 8,000 shares of common stock on February 16, 2018. A Form 4 was filed on February 21, 2018 to report the transaction.

2018 Proxy Statement

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our Approach

We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the amount of time that our directors expend in fulfilling their duties, the skill-level required by us of members of the Board, and the practices of our peers. Compensation of non-employee directors is reviewed at least once every two years by our Compensation Committee, which then makes its recommendation to the full Board, in accordance with our Corporate Governance Principles.

The key terms of our director compensation program for fiscal 2018 are summarized below. The program was approved by our Board in July 2015 and was first implemented for the year of Board service that began on the date of our 2015 Annual Meeting. The Compensation Committee reviewed the program again in July 2017 and recommended to the Board that no changes be made. The Compensation Committee considered, among other factors, the total cost of our non-employee director compensation relative to that of a peer group in making its recommendation in 2017 not to change the terms of our program. In connection with its review of non-employee director compensation in 2015 and 2017, our Compensation Committee engaged Compensia to provide advice on the non-executive director compensation program. Compensia delivered a report to the Compensation Committee which included a benchmark analysis of the program.

Directors who are also employees of 8x8 do not receive any additional compensation for serving as members of the Board.

Cash Compensation

We pay non-employee directors the following cash fees for their annual service:
  annual payment of $40,000 for service on our board of directors;
  annual payment for service as a committee member (other than in the chairman role) in the amounts of $12,500 for the Audit Committee, $7,500 for the Compensation Committee, and $5,000 for the Governance and Nominating Committee;
  annual payment for service as the chairman of a committee in the amounts of $25,000 for the Audit Committee, $15,000 for the Compensation Committee and $10,000 for the Governance and Nominating Committee; and
  annual payment of $35,000 to our lead director for service in that capacity.

A director may elect to defer payment of all or a portion of the annual stipend and meeting fees payable to him in order to postpone taxation on such amounts. In addition to the above payments, we also reimbursed our non-employee directors for certain expenses in connection with attendance at Board meetings.

Equity-Based Grants

During fiscal year 2018, in connection with the director's re-election to the Board, each non-employee director received an award of RSUs representing the right to receive 13,409 shares of common stock that vest 100% on the completion of the director's Board service year.

We pay the following equity-based compensation to our non-employee directors for each Board service year:

  upon a new director's election or appointment to the Board, that director is granted (a) an initial award of RSUs equal in value to $100,000, vesting in equal annual installments over two years, plus (b) an award of RSUs equal in value to a pro rata portion of $175,000 (depending on the length of service until the next annual meeting), vesting in full on the date of the next annual meeting, with vesting in each case subject to the director's continued service on our Board; and

  upon re-election to the Board, a director is granted an award of RSUs equal in value to $175,000, vesting in full on the date of the next annual meeting, subject to continued service on the Board.

Non-employee directors are also eligible to receive discretionary awards under the 2012 Plan in recognition of exemplary service above and beyond the standard workload of a director. At the recommendation of the Compensation Committee, our Board granted one such award in fiscal 2018 to Vladimir Jacimovic, with a value of approximately $75,000, in recognition of work he performed on several strategic projects. The award was granted on July 25, 2017 and vests in full one year from the date of grant.

2018 Proxy Statement

Change-in-Control

All awards were made in accordance with the terms of our 2012 Plan. The 2012 Plan provides that, upon a change-in-control, all unvested stock options, stock purchase rights, and RSUs then held by directors will accelerate to become fully vested as of the date of such change-in-control. For this purpose, a change-in-control generally means (1) liquidation or dissolution, (2) the sale of stock by stockholders representing more than 50% of our voting stock, (3) a sale, transfer, or other disposition of all or substantially all of our assets, or (4) a merger or consolidation after which the stockholders immediately before such transaction do not retain more than 50% of the outstanding voting stock.

Fiscal 2018 Director Compensation Table

The following Director Compensation Table sets forth summary information concerning the compensation paid to our non-employee directors in fiscal 2018 for their services as directors(1).

	Fees Earned
	or Paid in	Stock
Name (2)	Cash	Awards (3)(5)	Total
Guy L. Hecker, Jr.	$117,500	$174,987	$292,487
Vladimir Jacimovic (4)(5)	$40,000	$249,985	$289,985
Ian Potter	$60,000	$174,987	$234,987
Eric Salzman	$72,500	$174,987	$247,487
Jaswinder Pal Singh	$52,500	$174,987	$227,487

(1)	Includes only those columns relating to compensation awarded to, earned by, or paid to directors for their services in fiscal 2018. All other columns have been omitted.
(2)

As of March 31, 2018, each of our non-employee directors held outstanding stock options to purchase the following number of shares of our common stock: Major General Hecker, 100,000; Mr. Salzman, 75,000; Mr. Potter, 75,000; Dr. Singh, 75,000; and Mr. Jacimovic, 75,000. As of March 31, 2018, Mr. Jacimovic held outstanding RSUs representing the right to acquire 27,000 shares, and each of our four other non-employee directors held outstanding RSUs representing the right to acquire 21,737 shares (113,948 shares in total).

(3)

On August 10, 2017, Major General Hecker, Mr. Salzman, Mr. Potter, Dr. Singh, and Mr. Jacimovic each received a grant of a stock award in the form of RSUs representing the right to receive 13,409 shares of common stock upon the completion of the director's board service year, subject to his continued service through such date.

(4)

On July 25, 2017, the Board awarded Mr. Jacimovic a discretionary award of RSUs representing the right to receive 5,263 shares of common stock that vest 100% on the first anniversary of the grant date.

(5)

The amounts reported reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718 based on the closing market price of our common stock on the grant date. For a more detailed discussion of the valuation model and assumptions used to calculate the fair value of our stock awards, refer to note 1 to the consolidated financial statements contained in our Annual Report on Form 10-K for our fiscal year ended March 31, 2018.

Non-Employee Director Stock Ownership Requirement

The Board previously adopted a policy requiring all non-employee directors to hold a number of shares of common stock with a value equal to $200,000 measured annually at the end of each fiscal year, commencing on March 31, 2018 for all of our current directors. Future non-employee directors will have until the end of the fiscal year following the fifth anniversary date of the director's election to the Board to satisfy this requirement. The shares counted towards satisfaction of the ownership requirement include shares held by the non- employee director and his or her immediate family members residing in the same household, and shares held in trust for the benefit of the non-employee director and his or her immediate family members residing in the same household.

2018 Proxy Statement

Shares subject to vested RSUs that have not settled by the measurement date are counted for the purpose of this ownership requirement, but shares subject to unvested RSUs are excluded. For purposes of this requirement each share of common stock is valued based on the closing price of our common stock on NYSE, as of the last trading day of the fiscal year. A non-employee director who has not met the applicable stock ownership guideline as of the specified measurement date will be required to retain an amount equal to 100% of the shares awarded to such director as compensation for service on the Board until the requirement has been met.

On March 29, 2018 (the last trading day of fiscal 2018), our stock price was $18.65, and, therefore, each non-employee director was required to hold at least 10,724 shares of our common stock in order to satisfy the minimum ownership requirement. Based solely on our review of written representations from each non-employee director, we believe that each such director complied with the minimum stock ownership requirement as of March 31, 2018.

2018 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees our financial reporting process on behalf of the Board. Management is responsible for our internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. Our independent registered public accounting firm is responsible for performing an integrated audit of our consolidated financial statements and of our internal control over financial reporting in accordance with standards of the public company accounting oversight board (United States), and to issue opinions thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this capacity, the Audit Committee provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee's members in business, financial and accounting matters.

The Audit Committee reviewed and discussed our fiscal 2018 audited consolidated financial statements with our management and Moss Adams LLP, our independent registered public accounting firm for fiscal 2018. The Audit Committee reviewed and discussed with management and the independent auditor management's assessment of the effectiveness of the Company's internal control over financial reporting and the independent auditor's opinion about the effectiveness of the Company's internal control over financial reporting. The Audit Committee has discussed with Moss Adams LLP matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, "Communications with Audit Committees," as currently in effect. The Audit Committee received written disclosures and a letter from the independent auditors pursuant to the applicable requirements of the PCAOB regarding the independent auditor's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the auditors their independence.

Based upon the Audit Committee's discussions with management and the auditors and the Audit Committee's review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board, and the Board approved, the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

THE AUDIT COMMITTEE
Guy L. Hecker, Jr., Chairman
Eric Salzman
Ian Potter
Jaswinder Pal Singh

2018 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the fiscal 2018 compensation program for our Chief Executive Officer, our Chief Financial Officer, and the three executive officers (other than our Chief Executive Officer and Chief Financial Officer) who were serving as the most highly compensated executive officers during the fiscal year ended March 31, 2018. During fiscal 2018, these individuals were:
  Vikram Verma, our Chief Executive Officer (our "CEO");
  Mary Ellen Genovese, our Chief Financial Officer (our "CFO");
  Dejan Deklich, our Chief Product Officer;
  Rani Hublou, our Chief Marketing Officer (our "CMO"); and
  Darren Hakeman, our Senior Vice President of Strategy, Analytics and Corporate Development.

We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as the "named executive officers," or NEOs.

This Compensation Discussion and Analysis also provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation that we provide to the named executive officers. In addition, we explain how and why the Compensation Committee and the Board arrived at the specific compensation policies and decisions involving the named executive officers during fiscal 2018.

Overview

Fiscal 2018 Business Highlights

We offer a scalable cloud communications platform comprising voice, chat, team collaboration, contact center, and analytics for businesses of all sizes across the globe. We are committed to developing and delivering the most innovative, reliable, scalable and secure cloud software for global business communications. Fiscal 2018 was a pivotal year for us, highlighted by the announcement in March 2018 of the launch of a new suite of products on our X Series™ platform. This is the culmination of a multi-year process of acquisition and organic investment. Exemplifying our vision of a truly unified customer engagement solution, the X-Series product line consists of an array of packaged offerings (X2, X4, X5, etc.) that have increasingly powerful engagement capabilities, including packages that combine traditionally segregated unified communications and contact center services in a single, comprehensive solution. We intend to continue investing in X-Series and expect it to be the primary focus of our sales and marketing efforts for the remainder of fiscal 2019.

Our solid performance during fiscal 2018 - particularly the steady growth of our midmarket and enterprise customer base - reflects successful execution against our strategic initiatives and corporate objectives. Notably, fiscal 2018 also featured a midyear shift in some of our key corporate objectives, which had implications for FY18 executive compensation, as discussed in more detail below. In particular, our Board made a strategic decision to increase investment in our future growth (beginning in the second half of fiscal 2018), which resulted in expenditures beyond budgeted amounts. Our Board determined that this strategy of investment would better position us to achieve long-term, sustained returns for our shareholders, notwithstanding the short-term impact on profitability.

Below are some of our financial, strategic and other business highlights for FY18.

2018 Proxy Statement

Financial

✓   Service revenue increased 19% year-over-year to $280.4 million.

✓   Cash generated from operating activities was $22 million.

✓   Repurchased 1.4 million shares of common stock at an average price of $13.16 per share (inclusive of fees), for a total of $17.9 million, under our approved share repurchase program.

✓   $152.2 million in cash and cash equivalents and short-term investments as of March 31, 2018.

Strategic

✓   Acquired MarianaIQ to strengthen AI and Machine Learning capabilities for enterprise communications (transaction completed in April 2018).

✓   Transferred common stock listing from Nasdaq to New York Stock Exchange.

✓   Awarded 23 additional patents (for a total of 154 from inception through March 31, 2018).

✓   Announced upcoming launch of X Series product line at Enterprise Connect in March 2018.

Awards and Honors

✓   Leader in the 2017 Gartner Magic Quadrant for Unified Communications as a Service for the sixth consecutive year and Challenger in Magic Quadrant for Contact Center as a Service for the third consecutive year.

✓   Named global leader for subscriber seats in the combined mid-market and enterprise segments of the UCaaS market for twelve consecutive quarters by Synergy Research.

✓   CRN (a publication of The Channel Company) gave the 8x8 Partner Program a 5-Star rating in the 2018 Partner Program Guide.

✓   Best Communications Provider award at Call & Contact Centre Expo 2018 Awards UK.

Promotions and Other Changes during Fiscal 2018

Ms. Hublou's employment with us as CMO commenced on May 22, 2017. Mr. Deklich served as our SVP, Global R&D at the beginning of fiscal 2018 and was promoted to the position of Chief Product Officer, effective September 5, 2017. Mr. Hakeman served as our SVP, Product & Strategy at the beginning of fiscal 2018 and was appointed to SVP, Strategy, Analytics and Corporate Development, effective September 5, 2017.

Puneet Arora, our former Senior Vice President of Global Sales, served as an executive officer of 8x8 during fiscal 2018 until October 19, 2017. Mr. Arora commenced his employment with 8x8 in January 2015. From January 2013 to January 2015, Mr. Arora was Vice President and Head of North America Sales at LivePerson.

Fiscal 2018 Compensation Highlights

In line with our performance and compensation objectives, during fiscal 2018, we took the following compensation actions for our executives, including the named executive officers:
  Select Base Salary Adjustments: Our Compensation Committee approved base salary increases of 8.7% and 8.3% for our CFO and Chief Product Officer, respectively. These adjustments reflected the executive's performance as well as their competitive positioning relative to market. The salary of our CEO and SVP, Strategy, Analytics and Corporate Development were not increased, and our CMO's salary was established in connection with her initial offer of employment.
  Short-Term Incentive Payouts Below Target: As described above, fiscal 2018 was a transformational year for 8x8. At the start of the year, we implemented a short-term cash incentive program that measured corporate performance based on revenue and profitability metrics, consistent with the program's design in fiscal 2017. During the course of our 2018 fiscal year, our board of directors, in consultation with our chief executive officer, authorized strategic expenditures in excess of levels contemplated by our fiscal 2018 budget in order to better position the company for revenue growth in fiscal 2019. These investments resulted in profitability for our fourth quarter and for full fiscal year that did not meet the minimum threshold levels for payment of bonuses established at the beginning of the fiscal year. Because the shortfall in profitability was largely attributable to a deliberate change in strategy, the Compensation Committee, based on the recommendation of the CEO and other considerations, approved the payment of fourth quarter and full fiscal year bonuses to all participants in our short-term cash incentive program other than our CEO, notwithstanding our failure to satisfy the minimum funding conditions. As a result, each named executive officer other than the CEO received a bonus for the fourth quarter and full fiscal year in the amount that he or she would have received if profitability-based metrics had been excluded from the relevant calculations under our program. Consistent with his recommendation, and to reinforce the company's top-down commitment to pay-for-performance, the CEO was not paid a bonus for either fiscal period.
  Continued Emphasis on Performance-Based Long-Term Incentives: Our NEOs were granted long-term incentives in the form of time-vesting restricted stock units ("RSUs") and performance-based stock units with vesting tied to our relative total shareholder return ("TSR PSUs"). This approach to long-term incentives is consistent with the compensation program applicable to our NEOs during our prior fiscal year. The Compensation Committee believes that a balance of time- and performance-vesting equity effectively balances the retention and motivational aspects of our compensation program. Approximately 60% of the total long-term incentive value awarded to our CEO was delivered in the form of TSR PSUs, and approximately 50% of the total long-term incentive value awarded to each of our other NEOs was delivered in the form of TSR PSUs.

2018 Proxy Statement

The Compensation Committee believes that the combination of base salary and both short-term and long-term incentives, including PSUs, effectively supports our compensation objectives.

Pay-for-Performance Philosophy

Effective pay-for-performance alignment is an important objective of our Compensation Committee in the design of our executive compensation program, particularly regarding the compensation of our CEO. To further this objective, we offer our CEO performance-based annual cash incentives, and we deliver a significant portion of his long-term incentive compensation opportunity in the form of RSUs and PSUs, for which the value realized will depend upon our total shareholder return, or TSR, during the period over which the shares vest or are earned.

During fiscal 2018, the mix of total compensation awarded to our Chief Executive Officer, based on the target value of pay and excluding other compensation, was weighted heavily to performance-based incentives. As shown below, approximately 80% of our CEO's total compensation was awarded in the form of equity with long-term vesting requirements. Furthermore, 60% of that long-term incentive equity value consisted of PSUs, which were also the largest component of CEO compensation and represented nearly 50% of total pay.

During fiscal 2018, our CEO was eligible to earn a short-term incentive bonus under our Management Incentive Bonus Plan, or "MIP" The incentive bonus paid to our CEO for fiscal 2018 performance was determined based solely on financial goals. Financial goals were evaluated on both a quarterly and annual basis and measured the Company's performance against targets for non-GAAP pre-tax income, non-GAAP pre-tax income margin, monthly recurring revenue (newly booked) and recurring service revenue. Payment of a bonus was also subject to the condition that non-GAAP pre-tax income margin must be at least equal to a specified minimum for each each quarter and for the annual portion of the bonus. .

During fiscal 2018, our CEO was also eligible to earn shares from two PSU awards granted during earlier fiscal years, based on the performance of our stock relative to a benchmark during a period that ended during fiscal 2018, as set forth in the table below.

2018 Proxy Statement

Grant Date	Performance Period	Benchmark	Benchmark TSR	EGHT TSR	Percent of Grant Eligible to Vest (at Target)	Percent of Target Vested for Period
10/21/14	10/21/14 - 3/31/18	Nasdaq Composite	64.2%	178.7%	25%	100%
9/22/15	9/22/15 - 9/22/17	Russell 2000	19.7%	67.1%	50%	194.7%

For the relative TSR PSU award granted in October 2014, a maximum of 100% of the target number of shares eligible to vest would be earned if our TSR exceeded the TSR of the Nasdaq composite during the performance period (as was the case). The relative TSR PSU granted in September 2015 had the same structure as the PSUs we granted to executive officers during fiscal 2017 and fiscal 2018, and shares were to be earned as follows:

  50% of the target opportunity is eligible to be earned on the two and three-year anniversaries, respectively, in each case subject to our TSR relative to the Russell 2000 Index during the period from the grant date through such anniversary date.
  A 2x multiplier will be applied for each percentage point of positive or negative relative TSR, such that the number of shares of common stock earned will increase or decrease by 2% of the target number of shares, subject to a maximum of 200% of the target number of shares. In the event our relative TSR performance is below negative 30%, relative to the Russell 2000 Index, no shares will be earned for the applicable performance period.

In September 2017, our CEO received a PSU award representing 60% of his target long-term incentive value for fiscal 2018. The PSUs will be eligible to be earned based on performance during periods ending in September 2019 and September 2020, respectively.

The Compensation Committee believes that the targets for of incentive compensation awarded to our CEO and other named executive officers are aligned with the interests of our investors and our long-term objectives. Our Compensation Committee will continue to monitor outcomes under our incentive programs with a view to achieving such alignment of pay and performance on an ongoing basis.

Fiscal 2018 Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure they are consistent with our short- term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal 2018:
  Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors who have established effective means for communicating with stockholders regarding their executive compensation ideas and concerns.
  Independent Compensation Committee Advisors. The Compensation Committee engaged its own compensation consultant to assist with its fiscal 2018 compensation reviews.
  Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to be certain that our compensation policies do not seem reasonably likely to promote conduct that could have a material adverse effect on the Company.

2018 Proxy Statement

  Other Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

✓   Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our executive officers' compensation is "at risk" based on corporate performance, as well as equity-based to align the interests of our executives and stockholders.

✓ No Retirement Plans. We do not currently offer, nor do we have plans to provide, pension arrangements, or nonqualified deferred compensation plans or arrangements to our executive officers.

✓   Change-in-Control Arrangements. Under our Executive Change-in-Control and Severance Policy, our CEO, EVPs and SVPs are eligible to receive certain specified payments and benefits in the event of a constructive termination of employment in connection with a change-in-control of the Company (a double trigger arrangement).

✓   No Special Health or Welfare Benefits. Our named executive officers participate in broad-based company- sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

✓   Executive Officer Stock Ownership Requirement. Each of our named executive officers is required to acquire and retain an ownership interest in shares of our common stock, at least equal in value to six times his then-current base salary in the case of the CEO, and one times his or her initial base salary in the case of other named executive officers, by prescribed dates.

✓ No Perquisites. We do not provide any perquisites or other personal benefits to our named executive officers aside from general health and welfare benefit programs.

✓   Multi-Year Vesting Requirements. The annual equity awards granted to our named executive officers generally vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.

✓ No Tax Reimbursements. We do not provide any tax reimbursement payments (including "gross-ups") on any severance or change-in-control payments or benefits.

✓   Clawback. Our 2012 equity incentive plan includes a clawback provision allowing for the repayment of award proceeds earned by a plan participant if the Compensation Committee determines that the participant has intentionally committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty during the Participant's employment that contributed to an obligation to restate the Company's financial statements.

2018 Proxy Statement

Executive Compensation Program Objectives

We have designed our executive compensation program to achieve the following objectives:
  attract, develop, motivate, and retain top talent and focus our executive officers on key business goals that enhance stockholder value;
  ensure executive compensation is aligned with our corporate strategies and business objectives;
  provide meaningful equity ownership opportunities to our executives to align their incentives with the creation of stockholder value;
  ensure fairness among our executives by recognizing the contributions each individual makes to our success, as well as the compensation history and prior experience of each executive officer; and
  provide an incentive for long-term continued employment with us.

To achieve these objectives, the Compensation Committee regularly evaluates our executive compensation program with the goal of setting compensation at levels it believes are aligned with our current financial and operational business objectives, as well as competitive with the pay of other companies with whom we compete for executive talent. A majority of the target total direct compensation opportunities of our named executive officers are incentive-based and, consequently, "at risk." These opportunities include an annual cash bonus opportunity that may be earned based on the level of achievement as measured against pre-established performance goals related to the important financial objectives set forth in our annual operating plan. These opportunities also consist of long-term incentive compensation in the form of equity awards that are earned over time based on continued service and, in the case of PSUs subject to achievement of performance goals, which helps us retain our named executive officers and align their interests with those of our stockholders by allowing them to participate in our long-term success as reflected in stock price appreciation.

Compensation-Setting Process

Role of Compensation Committee

The Compensation Committee is responsible for overseeing our executive compensation program and all related policies and practices. The Compensation Committee operates pursuant to a formal written charter approved by our Board, which is available on our website at http://8x8.com/.

At least annually, the Compensation Committee reviews our executive compensation program and formulates recommendations for the consideration and approval by the Board of the various elements of our named executive officers' compensation, as well as any employment arrangements with our named executive officers. In doing so, the Compensation Committee is responsible for ensuring that the compensation of our named executive officers is consistent with our executive compensation philosophy and objectives. The Compensation Committee also determines whether each compensation element provides appropriate incentives and motivation to our named executive officers and whether each such element adequately compensates our named executive officers relative to individuals holding comparable positions at the principal companies with which we believe we compete for executive talent.

The Compensation Committee meets regularly during the fiscal year both with and without the presence of our CEO and other named executive officers. The Compensation Committee also discusses compensation issues with our CEO (except with respect to his own compensation) and other members of the Board between its formal meetings.

Role of Named Executive Officers and Other Employees

The Compensation Committee receives support from our human resources department in designing our executive compensation program and analyzing competitive market practices. Our CEO also regularly participates in Compensation Committee meetings, providing management input on organizational structure, executive development, and financial analysis. Our CEO also develops and provides recommendations (except with respect to his own compensation) to the Compensation Committee regarding the cash and equity compensation for our named executive officers and other executives, including with regard to the use of incentive compensation to further our growth. Our CEO and other named executive officers are not present when their specific compensation arrangements are discussed.

2018 Proxy Statement

Role of Compensation Consultant

In fulfilling its duties and responsibilities, the Compensation Committee has the authority to engage the services of outside advisers. In fiscal 2018, the Compensation Committee engaged Compensia to assist it with compensation matters. A representative of Compensia attended at least one meeting of the Compensation Committee during fiscal 2018, responded to inquiries from the Compensation Committee at meetings and throughout the fiscal year, and provided its analysis with respect to these inquiries.

The nature and scope of services provided to the Compensation Committee by Compensia in fiscal 2018 were as follows:
  assisted in the review and updating of our compensation peer group;
  analyzed the executive compensation levels and practices of the companies in our compensation peer group;
  provided advice with respect to compensation best practices and market trends for named executive officers and directors;
  assisted with the design of the short-term and long-term incentive compensation plans with appropriate performance goals and targets for our named executive officers and other executives; and
  provided ad hoc advice and support throughout the year.

Compensia does not provide any services to us other than the services provided to the Compensation Committee. The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and has concluded that no conflict of interest exists with respect to the work that Compensia performs for the Compensation Committee.

Competitive Positioning

To attract and retain executives with the ability and the experience necessary to lead us and to deliver strong performance to our stockholders, we provide total direct compensation opportunities that are intended to be competitive with market practice. In connection with its annual review of our executive compensation program for fiscal 2018, the Compensation Committee, with the assistance of Compensia, revised the compensation peer group to generate competitive market data appropriate for comparison with our current size and industry focus.

For fiscal 2018, the compensation peer group was updated to account for acquisitions and to reflect changes in the size and scope of the Company as well as the peer companies. The criteria used to identify peer companies was generally consistent with our approach in prior years, and targeted software companies falling within a revenue range of 0.5x to 2.0x of revenue for our last four fiscal quarters at the time of the review and a market capitalization range of 0.3x to 3.0x of our market capitalization at the time of the review. The relevance of each peer company was evaluated taking into consideration both industry comparability as well as financial metrics, and companies are not required to meet all selection criteria for inclusion in the peer group. Our compensation peer group for fiscal 2018 consisted of the following companies:

Benefitfocus	Hortonworks	Q2 Holdings
BroadSoft	Hubspot	Quotient Technology
Callidus Software	LogMein	RingCentral
Ellie Mae	New Relic	SPS Commerce
Five9	Paylocity Holding	Zendesk

Executive compensation benchmarking also included survey data provided by Radford Surveys and Consulting, a business unit of Aon Hewitt Consulting, Inc. ("Radford"), from publicly-traded and privately-held technology companies with revenue levels comparable to ours. Radford did not provide compensation consulting services to the Compensation Committee during fiscal 2018.

Results of 2017 Stockholder Advisory Vote on Executive Compensation

Stockholders are provided the opportunity to cast an annual advisory vote on executive compensation (common known as a "Say on Pay" vote). At our 2017 Annual Meeting of Stockholders held on August 10, 2017, our stockholders indicated their overwhelming support for the compensation of our named executive officers, with approximately 96% of the votes cast in favor of the proposal.

We believe that the outcome of the Say-on-Pay vote reflects our stockholders' support of our compensation approach, specifically our efforts to attract, retain, and motivate our executive officers through a performance-oriented executive compensation program. The results of the Say-on-Pay vote were a significant factor in our decision not to make any significant design changes to the executive compensation program.

We value the opinions of our stockholders and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers, including the named executive officers.

2018 Proxy Statement

At our 2017 Annual Meeting of Stockholders, we also conducted a non-binding stockholder advisory vote on the frequency of future Say on Pay votes (commonly known as a "Say on Frequency" vote). Our stockholders expressed a preference for holding future Say on Pay votes on an annual, rather than a biennial or triennial, basis. In recognition of this preference and other factors considered, our Board determined that we should change the frequency of our Say on Pay votes from once every three years, to once a year.

Fiscal 2018 Compensation Elements

The elements of our compensation program for our named executive officers during fiscal 2018 are summarized in the table below and discussed in more detail in the sections that follow.

Element	Description	Example
Fixed Annual Cash Compensation / Base Salary	This compensation element provides our named executive officers with a competitive level of fixed annual cash compensation.	Salary
Annual Cash Incentive Awards

This compensation element provides our executive officers with a competitive variable annual cash performance incentive opportunity designed to promote the development of a sustainable business model that will increase our financial strength and value.

Quarterly and annual bonus payments under the MIP.
Long-term Incentive Compensation

This compensation element provides our named executive officers with a competitive long-term incentive compensation opportunity in the form of equity awards designed to incentivize them to meet or exceed our long-term strategic goals, serve our retention objectives, and align the interests of our executive officers and stockholders.

RSU and PSU awards
Health and Welfare Benefits	This compensation element provides our named executive officers with competitive health and welfare benefits, as well as participation in an employee stock purchase and other employee benefit plans.	Medical, dental, vision; 401(k) Plan; ESPP.

We believe that the total compensation opportunities provided to named executive officers for fiscal 2018 achieved the overall objectives of our executive compensation program.

Base Salary

Generally, the Compensation Committee reviews the base salaries of our executives, including the named executive officers, as part of its annual review of our executive compensation program and makes recommendations to the Board for adjustments to base salaries to take into account competitive market practices, corporate and individual performance from the prior fiscal year and promotions or changes in responsibilities. Typically, the Board sets the base salaries of our named executive officers at levels that are competitive with the market as reflected in our compensation peer group, after taking into consideration each individual named executive officer's role and the scope of his or her responsibilities, his or her experience, and the base salary levels of the other executives.

In July 2017, the Compensation Committee recommended, and the Board approved, the following adjustments to the base salaries of two named executive officers, and determined to leave the base salaries of our other named executive officers unchanged based on its review of competitive market data as well as each executive's performance.

Named Executive Officer	Fiscal 2017 Base Salary	Fiscal 2018 Base Salary	Percentage Adjustment
Mr. Verma	$490,000	$490,000	0%
Ms. Genovese	$345,000	$375,000	8.7%
Mr. Deklich	$300,000	$325,000	8.3%
Ms. Hublou (1)	N/A	$325,000	N/A
Mr. Hakeman	$290,000	$290,000	0%

(1) Ms. Hublou commenced employment on May 22, 2017, and Mr. Deklich commenced employment on February 13, 2017. Their base salaries as stated above for fiscal 2018 and 2017, respectively, reflect their annual salary rates for those fiscal years.

2018 Proxy Statement

Annual Cash Incentive Awards

Management Incentive Bonus Plan (MIP) Design

We use annual cash incentive awards to motivate and incentivize our named executive officers to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual cash incentive awards constitute a significant percentage of the target total direct compensation opportunity for our named executive officers. Typically, the Compensation Committee makes annual cash incentive awards pursuant to our MIP, which measures and rewards our named executive officers for our corporate and their individual performance over our fiscal year. This plan is designed to pay above-target amounts when we exceed our annual financial objectives and below-target amounts when we do not achieve these objectives.

Each year, the annual bonus targets and factors, as well as participants in the MIP are selected by the Compensation Committee, which acts as the plan administrator. Typically, all executives, including the named executive officers, participate in the MIP. In addition, the Compensation Committee may identify other key employees and contributors to participate in the MIP for each fiscal year.

The objective of the MIP each fiscal year is to promote our success by providing financial incentives to eligible employees who contribute to our overall success and achieve corporate and individual performance goals. The performance goals established under the MIP are designed to focus participants on current goals and strategies identified by the Board and senior management (such as revenue growth and product quality), and to complete individual objectives that support our overall business strategy. In the event the Company does not achieve minimum financial performance objectives for a particular period, the incentive awards for that period under the MIP would be zero.

Target Annual Cash Incentive Award Opportunities for FY18

The target annual cash incentive award opportunity for each of the named executive officers under the MIP is developed by the Compensation Committee, and approved by the Board, for each fiscal year and expressed as a percentage of his or her annual base salary. Typically, the Board sets the target annual cash incentive award opportunities for our named executive officers after considering the job function of each named executive officer, his or her expected contributions to us for the upcoming fiscal year, the recommendations of our CEO, and the competitive market. For fiscal 2018, target annual cash incentives were unchanged from fiscal 2017 for NEOs other than Mr. Deklich, whose incentive target was increased beginning in the third quarter in connection with his promotion to Chief Product Officer, and Ms. Hublou, whose employment with us commenced in fiscal 2018.

For fiscal 2018, the target annual cash incentive award opportunities for our named executive officers were as follows:

Named Executive Officer	Fiscal 2018 Earned Base Salary	Fiscal 2018 Target Annual Cash Incentive Award Opportunity (as a percentage of base salary)	Fiscal 2018 Target Annual Cash Incentive Award Opportunity (as a dollar amount) (1)
Mr. Verma	$490,000	100%	$490,000
Ms. Genovese (2)	$367,500	60%	$220,500
Mr. Deklich (3)	$318,750	55%	$175,625
Ms. Hublou	$279,861	60%	$167,917
Mr. Hakeman	$290,000	50%	$145,000

___________________________

(1)	Calculated based on salary earned during fiscal 2018.
(2)	Ms. Genovese's salary was increased beginning in the second quarter from $345,000 to $375,000.
(3)

In connection with his promotion to Chief Product Officer, Mr. Deklich's incentive award target was increased from 50% to 60% beginning in the third quarter, and his salary was increased from $300,000 to $325,000 beginning in the second quarter. The target annual incentive award opportunity percentage shown in the table is the average rate (in relation to his then-current salary) during the fiscal year.

FY18 Performance Objectives and MIP Structure

For fiscal 2018, the performance objectives for the MIP were developed by the Compensation Committee, after taking into consideration the recommendations of our CEO and CFO. Performance measurement for the fiscal 2018 MIP incorporated a mix of quarterly MBOs, weighted at 40% of total annual target, and annual corporate performance objectives, weighted at 60% of total annual target.

2018 Proxy Statement

Our fiscal 2018 MIP performance measurement methodology tied 100% of our CEO's bonus opportunity to our corporate financial performance. The quarterly bonus for other NEOs was based on the achievement of individually assigned MBOs. For all NEOs, payment of a bonus in respect of each period was subject to an additional requirement that we achieve a minimum level of non-GAAP pre-tax income margin for the performance period. This design was intended to emphasize strategic initiatives considered critical to our long-term success, while maintaining a company-wide focus on financial discipline, profitability and achievement of our annual operating plan.

MIP Participant	Quarterly Metrics (40% of target, or 10% / quarter)	Annual Metrics (60% of target)
CEO	**Measurement of Performance:** ▪ Monthly recurring revenue (40% weighting) ▪ Recurring service revenue (40% weighting) ▪ Non-GAAP pre-tax income (20% weighting)[1] **Payment Hurdle:** ▪ Non-GAAP pre-tax income margin	**Measurement of Performance:** ▪ Monthly recurring revenue (40% weighting) ▪ Recurring service revenue (40% weighting) ▪ Non-GAAP pre-tax income (20% weighting)[1] **Payment Hurdle:** ▪ Non-GAAP pre-tax income margin
Other NEOs	**Measurement of Performance:** ▪ Individually assigned MBOs **Payment Hurdle:** ▪ Non-GAAP pre-tax income margin

(1)

As described in detail below and based on changes in our company strategy and annual operating plan during the fiscal year, the Compensation Committee approved modifications to the non-GAAP net income profitability metrics for the fiscal 2018 MIP.

The corporate performance objectives for the MIP in fiscal 2018 were expressed in four metrics: newly booked monthly recurring revenue ("MRR"), recurring service revenue ("RSR"), non-GAAP pre-tax income margin ("NGPI Margin"), and non-GAAP pre-tax income ("NGPI"). The metrics were defined as follows for purposes of the MIP:

The fiscal 2018 quarterly performance objectives for NEOs other than our CEO were individually-assigned MBOs, which were established at the beginning of each fiscal quarter. As noted above, our CEO's quarterly performance objectives were financial and were established at the beginning of the fiscal year. All MBOs were subject to review and approval by the Compensation Committee, and typically required achievement of specific goals tied to, for example, sales targets, customer retention, and operational improvements. Some MBOs were shared by more than one participant.

FY18 Performance Targets

Performance was measured under the fiscal 2018 MIP based on a mix of quarterly individual goals, or MBOs, and annual corporate performance goals. As noted above, all financial targets and hurdles were established at the beginning of the fiscal year and were based on the annual operating plan approved by the Board. The Board subsequently approved changes to the two profitability-based metrics - NGPI and NGPI margin - as the result of a strategic decision made by the Board in the second quarter of FY18, as described below.

2018 Proxy Statement

A Strategic Change Leads to Changes to Specific Targets

In July 2017, our Board, in consultation with our Chief Executive Officer, authorized management to make strategic investments and expenditures during the remainder of fiscal 2018 in excess of levels contemplated by the annual budget that had been adopted at the beginning of the fiscal year, in order to better position the Company for revenue growth in fiscal 2019. Because the increased spending was expected to impact the Company's results of operations for the second half of fiscal 2018, the Compensation Committee, with management's assistance, reassessed the appropriateness of the FY18 MIP corporate performance targets. Based on this review, and consistent with publicly disclosed changes to our strategy and operating plan discussed following our second quarter earnings release, the Compensation Committee approved changes to the MIP's NGPI metrics as follows:

  Quarterly non-GAAP pre-tax income targets (which are applicable only to the CEO) for performance periods other than the first quarter were reduced from the original plan to the levels detailed in the table below.

  The non-GAAP pre-tax income margin hurdle applicable to all MIP participants other than the CEO was reduced (a) for the second, third and fourth quarters, from 3% to 0%, and (b) for the full fiscal year, from 6% to 3%.

During the fourth fiscal quarter, management recommended to the Board, and the board approved, additional increased spending to accelerate the hiring of key sales, marketing and engineering professionals and other initiatives associated with the launching of our X-Series product line, in connection with these adjustments, the Compensation Committee subsequently made the decision to further modify the profitability objectives under the MIP terms for all MIP participants, other than the CEO, as follows:

  The non-GAAP pre-tax income margin hurdles for the fourth quarter and full fiscal year were removed.
  With respect to the annual portion of awards, non-GAAP pre-tax income was removed as a performance objective, and the weights of RSR and MRR were each increased from 40% to 50%.

The Compensation Committee approved the changes in July 2017 in order to maintain alignment of executive incentives with our new, growth-focused strategy, which was expected to require significant increases in expenditures, which, in turn, were expected to impact net income (and non-GAAP pre-tax income) during the second half of fiscal 2018. The Compensation Committee applied the same principles to its later decision to remove the NGPI Margin hurdles and adjust the formula for the annual bonus calculation. Because the Company's NGPI Margin was below the hurdle for the fourth quarter and full fiscal year, none of the NEOs would have received bonuses for these periods if the Committee had not removed the NGPI Margin hurdles. The decisions were made in close consultation with management and the Committee's independent advisors. No changes were made to the other (revenue-based) metrics of the FY18 MIP.

The decision not to remove the NGPI Margin hurdle for our CEO was based, in part, on the recommendation of the CEO, and was intended to reinforce the Company's commitment to a strong pay-for-performance culture. Because we did not meet these hurdles, our CEO did not receive a bonus for the fourth quarter or for the full fiscal year, notwithstanding the Company's performance in relation to the other performance objectives during those periods.

Performance Targets for FY18

For our CEO, achievement of his quarterly MBOs was measured based on three objective financial measures: RSR, non-GAAP pre-tax income, and MRR. MBOs are measured on a scale up to 140% of target for each quarterly performance period, and no quarterly bonus would be earned if we did not achieve at least 3% non-GAAP pre-tax income margin for the first quarter and at least 0% non-GAAP pre-tax income margin in the second, third and fourth quarters.

For our non-CEO NEOs, achievement of quarterly MBOs was measured on a scale up to 120% (140% in the case of our CFO) of target for each quarterly performance period. Achievement of quarterly MBOs for all NEOs other than the CEO was tied to individual goals that were recommended by our CEO at the beginning of each quarter and reviewed and approved by the Compensation Committee. No quarterly bonus would be earned if we did not achieve at least 3% non-GAAP pre-tax income margin for the first quarter, and at least 0% non-GAAP pre-tax income margin in the second and third quarters.

For all NEOs, 60% of annual target bonus opportunity was tied to annual financial performance of the Company. Annual performance was measured based on two objective financial measures: RSR and MRR. For our CEO, payment of the annual portion of the bonus was contingent upon a minimum 3% non-GAAP pre-tax income margin for the year, regardless of our level of achievement in other financial metrics.

MRR, RSR and (for our CEO only) non-GAAP pre-tax income were evaluated on sliding scale with threshold, target and maximum levels of performance. Non-GAAP pre-tax income margin operated as a hurdle that was required to be achieved in order for any bonus to be paid, regardless of the level of performance in other financial metrics and/or MBOs applicable to our non-CEO NEOs.

2018 Proxy Statement

The financial targets for each quarter of fiscal 2018 (applicable to our CEO) and for the full fiscal year (applicable to all NEOs) are detailed below. The threshold level of performance for each performance measure corresponds to a payout equal to 50% of target, the target level of performance measure corresponds to a payout equal to 100% of target, and the maximum payment for financial performance was capped at 300% of target. There is no payout for a particular measure if performance was below the threshold level of performance. There is no upside for the Non-GAAP Pre-Tax Income metric. We do not disclose MRR targets or actual results as this is considered an internal measure and public disclosure of MRR targets or actual performance could result in competitive harm to us.

FY18 Performance and Incentive Compensation Payments

Our actual corporate performance for each fiscal quarter and for our full fiscal year is summarized below.

The quarterly bonuses and annual bonus amounts payable to each NEO were determined by the Compensation Committee based on his or her achievement of individual MBOs and/or the Company's performance with respect to the objectives described above, as applicable. The relevant quarterly and annual performance statistics for, and the total cash incentive award amounts paid to, each named executive officer for FY18 are as follows:

Named Executive Officers	Target Annual Incentive Award Opportunity(1)	Quarterly MBO Achievement Percentage(2)	% of Target Payout Tied to Annual Corporate Financial Performance	Actual FY18 Total Incentive Award Payment(1)	Actual FY18 Incentive Award Payment as a Percentage of the Target Opportunity
Mr. Verma	$490,000	60.7%	0%	$165,708	33.8%
Ms. Genovese	$220,500	82.1%	78.9%	$206,156	93.5%
Mr. Deklich	$175,625	92.5%	78.9%	$157,353	89.6%
Ms. Hublou	$167,917	95.0%	78.9%	$154,907	92.2%
Mr. Hakeman	$145,000	86.7%	78.9%	$128,701	88.8%
(1)

Target and actual annual incentives reflect pro-rated values for Ms. Hublou based on her tenure during the fiscal year as well as salary and/or bonus target changes during the year for Ms. Genovese and Mr. Deklich.

(2)

We calculate the quarterly "MBO Achievement Percentage" for a particular NEO by dividing the NEO's MBO score for that quarter (which will be a percentage between 0 and 120% or 140%, as the case may be), by the maximum MBO percentage achievable by the executive (i.e., either 120% or 140%, as applicable). Example: an MBO score of 90% attained by an executive who is able to achieve up to 120% of target would be equivalent to an MBO achievement percentage of 75%. The amount shown in this column for each NEO is the average of his or her MBO Achievement Percentages for all four quarters.

2018 Proxy Statement

Payment of Incentive Awards in Stock in Lieu of Cash

Shortly following the end of fiscal 2018, and prior to payment of awards for our fourth quarter and full fiscal year, the Compensation Committee amended the MIP in order to allow for the payment of some or all incentive awards in the form of shares of our common stock (in lieu of cash), when authorized by the Committee at its discretion.

For incentive awards in respect of the fourth quarter and full fiscal year, the Compensation Committee offered all of our senior vice presidents and executive vice presidents the opportunity to receive payment in the form of common stock. The number of shares of common stock was to be calculated by dividing the dollar value of the award amount, by the closing price of a share our common stock on the award payment date (approximately one week after the date on which the elections were required to be made).

Two of our NEOs elected to receive incentive awards in stock as set forth below:

Named Executive Officers	Fourth Quarter Incentive Award (Value Paid in Stock)	Full Year Incentive Award (Value Paid in Stock)	Total Incentive Award Value Paid in Stock	Number of Shares of Common Stock Issued in Lieu of Cash Payment
Mr. Deklich	$ 21,450.00	$ 83,140.06	$ 104,590.06	5,594
Ms. Genovese	24,300.00	104,383.67	128,683.67	6,882

Long-Term Incentive Compensation

Our long-term incentive compensation consists of equity awards in the form of time-based RSU awards for shares of our common stock and PSU awards for shares of our common stock to ensure that named executive officers have a continuing stake in our long-term success.

Typically, we grant these equity awards to our named executive officers during the second or third fiscal quarter of the fiscal year in connection with our annual performance reviews and, initially, when the individual is hired. In determining the size of the long-term incentive compensation awards, the Compensation Committee considers our performance against our long-term strategic plan, each individual named executive officer's role and responsibilities, his or her performance against his or her performance objectives and expected future contributions, market data concerning comparative long term incentive compensation levels, the extent to which the shares of our common stock subject to previously-granted equity awards are vested, and the recommendations of our CEO. Generally, all equity awards are subject to the recipient's continuous employment or other association (referred to as "continuous service") with us for a stated vesting period.

Based on the factors and analysis described above, the Compensation Committee determined the dollar value of fiscal 2018 long term incentive compensation for each named executive officer and then converted this value into a number of shares of our common stock to be covered by the awards based on our trailing average 30-day stock price and applying Monte Carlo valuation to the PSUs. Approximately 60% of the value of the CEO's fiscal 2018 long-term incentive compensation was allocated to Relative TSR PSUs and 40% was allocated to RSUs. The total long-term incentive compensation value awarded to the other named executive officers was allocated approximately 50% to PSUs, and 50% to RSUs.

In September 2017, the Board approved awards of RSUs and PSUs to our named executive officers as set forth in the following table:

Named Executive Officer	Restricted Stock Unit Awards (number of shares granted)	Performance Stock Unit Awards - Relative TSR Performance (number of shares granted)	Aggregate Grant Date Fair Value of Equity Awards
Mr. Verma	120,124	147,696	$4,098,462
Ms. Genovese	67,568	55,388	$1,844,375
Mr. Deklich	28,156	23,080	$768,554
Ms. Hublou	66,710	53,847	$1,680,290
Mr. Hakeman	28,156	23,080	$768,554

2018 Proxy Statement

These awards were determined based on the Board's and Compensation Committee's consideration of the above-described factors. Ms. Hublou's RSU and PSU awards include a new hire equity grant issued upon commencement of her employment with the Company in May 2017 and a subsequent award of RSUs in September 2017.

The RSUs vest at 25% annually on each of the first four anniversaries of the grant, subject to the recipient's continuous service with us. The PSU awards were granted subject to the following terms and conditions:
  50% of the shares covered by the PSU awards are eligible to be earned on September 19, 2019 and the other half are eligible to be earned on September 19, 2020, in each case subject to our TSR relative to the Russell 2000 Index during the period from the grant date through the respective performance dates.
  A 2x multiplier will be applied to the TSR for each percentage point of positive or negative relative TSR, such that the number of shares earned will increase or decrease by 2% of the target number of shares, subject to a maximum payout equal to 200% of the target number of shares granted. In the event our TSR is below negative 30% relative to the Russell 2000 Index, no shares will be earned for the applicable performance period.

Executive Stock Ownership Guidelines

Our NEOs are required to acquire and retain an ownership interest in shares of our common stock, equal in value to six times his then-current base salary in the case of the CEO, and one times his or her initial base salary in the case of other named executive officers, by certain prescribed dates (generally within five years of the employee's start date). Shares counted for this purpose include all shares acquired and held by the NEO, regardless of how acquired, but do not include shares issuable pursuant to unvested RSUs and PSUs.

As of June 15, 2018, none of our NEOs were required to satisfy the minimum stock ownership requirements. However, three of our NEO's - Mr. Verma, Ms. Genovese and Mr. Hakeman - held a sufficient number of shares to satisfy the minimum requirements, if they had been applied as of such date.

Health, Welfare, and Other Benefits

We offer health and welfare benefits to our employees, including our executive officers, that are designed to be competitive with overall market practices and to attract, retain, and motivate the talent needed by us to achieve our strategic and financial goals. All United States salaried employees, including our named executive officers, are eligible to participate in our Section 401(k) plan, health care coverage, life insurance, disability, paid time-off, and paid holidays.

In addition, we provide our employees, including our named executive officers, with the opportunity to purchase discounted shares of our common stock under our employee stock purchase plan, which is intended to be a qualified plan under Section 423 of the Internal Revenue Code.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program.

Although we do not have a formal policy relating to perquisites and other personal benefits, during fiscal 2018we did not provide any perquisites or other personal benefits to our named executive officers.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual named executive officer in the performance of his or her duties, to make our named executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Tax and Accounting Considerations

Section 162(m) of the Code generally disallows a deduction for federal income tax purposes to any publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year for certain executive officers. Generally, remuneration in excess of $1 million may be deducted, however, if, among other things, it qualifies as "performance-based compensation" within the meaning of the Code. The Tax Cuts and Jobs Act repealed the performance-based exception to the deduction limit for remuneration that is deductible in tax years commencing after December 31, 2017. However, certain remuneration is specifically exempt from the deduction limit under a transition rule to the extent that it is "performance-based" as defined in Section 162(m) of the Code and subject to a "written binding contract" in effect as of November 2, 2017 that is not later modified in any material respect.

2018 Proxy Statement

The Compensation Committee periodically reviews the impact of Section 162(m) on the various elements of our executive compensation program. Further, the Compensation Committee believes that, at this time, achieving our compensation objectives is more important than the benefit of tax deductibility. Consequently, the Compensation Committee has, from time to time, awarded incentive compensation that is not exempt from the deduction limit of Section 162(m). Nevertheless, when not inconsistent with these objectives, the Compensation Committee has endeavored to award compensation intended to be deductible for federal income tax purposes. None of the compensation paid to our covered executive officers for the fiscal year ended March 31, 2018 that would be taken into account for purposes of Section 162(m) exceeded the $1 million limitation for fiscal 2018. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief under the Tax Cuts and Jobs Act, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) of the Code in fact will.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718"), the standard which governs the accounting treatment of stock-based compensation awards.

ASC Topic 718 requires us to compute and recognize in our consolidated statement of operations all share-based payments to employees, including grants of options to purchase shares of our common stock and restricted stock unit awards for shares of our common stock to our executive officers and other employees, based on their fair values. ASC Topic 718 also requires us to recognize the compensation cost of these share-based payment awards in our income statements over the period that an award recipient is required to render service in exchange for the option or other award (which, generally, will correspond to the award's vesting schedule).

Compensation Risk Assessment

The Compensation Committee has reviewed our compensation programs to ensure that our incentive and other motivational elements of compensation are aligned with long-term value creation, taking into consideration prudent risk management. We do not believe any of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on us. In making this determination, the Compensation Committee considered the mix of fixed and variable compensation, our use of equity in our long-term incentive compensation arrangements, the time horizon of performance measurement in incentive opportunities, and the ability of the Compensation Committee and management to rely on judgment in determining compensation and assessing performance outcome.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended March 31,2018.

THE COMPENSATION COMMITTEE
Eric Salzman, Chairman
 Guy Hecker
Ian Potter

2018 Proxy Statement

FISCAL 2018 SUMMARY COMPENSATION TABLE

The following table sets forth certain summary information for the fiscal year indicated with respect to the compensation earned by each of the named executive officers.

							Non-Equity
Name and	Fiscal				Stock	Option	Incentive Plan	All Other
Principal Position	Year	Salary		Bonus (1)	Awards (2)	Awards (3)	Compensation(4)	Compensation	Total
Vikram Verma	2018	$490,000		$-	$4,098,462	$-	$165,708	$4,449	$4,758,619
Chief Executive Officer	2017	$490,000		$-	$3,923,898	$-	$558,275	$4,449	$4,976,622
	2016	$478,867		$-	$3,143,808	$-	$670,999	$2,949	$4,296,623

Mary Ellen Genovese	2018	$$367,500	(5)	$128,685	$1,844,375	$-	$77,472	$5,709	$2,423,741
Chief Financial Officer	2017	$345,000		$-	$1,416,966	$-	$201,723	$5,709	$1,969,398
	2016	$337,625		$-	$671,004	$224,567	$243,361	$4,209	$1,480,766

Darren Hakeman	2018	$290,000		$84,303	$768,554	$-	$44,399	$3,945	$1,191,201
Senior Vice President,	2017	$290,000		$-	$765,303	$-	$125,939	$3,945	$1,185,187
Product Development	2016	$286,250		$-	$447,350	$149,711	$162,036	$2,432	$1,047,779

Rani Hublou	2018	$279,861		$101,254	$1,680,290	$-	$53,654	$4,268	$2,119,327
Chief Marketing Officer

Dejan Deklich	2018	$316,667	(6)	$104,591	$768,554	$-	$52,763	$3,630	$1,246,205
Chief Product Officer	2017	$40,909		$-	$699,371	$-	$-	$79	$1,489,801

___________________________

(1)

Includes bonuses paid to the named executive officer in respect of (a) his or her achievement of individual performance objectives during the fourth quarter of fiscal 2018 and (b) the company's performance during the full fiscal year of fiscal 2018, based on parameters established under the Company's Management Incentive Bonus Plan, or MIP. Under the terms of our MIP for fiscal 2018, 2017 and 2016, participants were entitled to payment of bonuses on a quarterly and annual basis, provided minimum financial hurdles are achieved for the applicable period. The amounts reported in the Bonus column were not earned under the MIP because the financial hurdles for the fourth quarter and full fiscal year of fiscal 2018 were not achieved. For a more detailed discussion of these bonus payments, refer to pages 41 to 45 of this Proxy Statement. Earned amounts paid to the named executive officer under the MIP for fiscal 2018, 2017 and 2016 are reported under the Non-Equity Incentive Plan Compensation column of this table.

(2)

The amounts reported reflect the aggregate grant date fair value of stock awards computed in accordance with ASC FASB 718 Topic based on the closing price of our common stock on the date of the grant. For a more detailed discussion of the assumptions used to calculate the fair value of our stock awards, refer to note 1 to the consolidated financial statements contained in our 2018 Annual Report on Form 10-K for our fiscal year ended March 31, 2018.

(3)

The amounts reported reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option grant is estimated based on its fair market value on the date of grant using the Black-Scholes option-pricing model. For a more detailed discussion of the valuation model and assumptions used to calculate the fair value of our options, refer to note 1 to the consolidated financial statements contained in our 2017 Annual Report on Form 10-K for our fiscal year ended March 31, 2018.

(4)	The amounts reported for fiscal 2018, 2017 and 2016 include compensation earned by the named executive officer through his or her participation in the MIP during those fiscal years.
(5)	For fiscal 2018, Ms. Genovese's salary was increased from $345,000 to $375,000 effective July 1, 2017.
(6)	For fiscal 2018, Mr. Deklich's salary was increased from $300,000 to $325,000 effective July 1, 2017.

2018 Proxy Statement

FISCAL 2018 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information regarding plan-based awards granted to the named executive officers during the fiscal year ended March 31, 2018.

								All Other
								Stock Awards:	Grant Date
								Number of	Fair Value
		Estimated Possible Payouts Under			Estimated Future Payouts Under			Shares of	of Stock
	Grant	Non-Equity Incentive Plan Awards ($)(1)			Equity Incentive Plan Awards (#)(2)			Stock or	and Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units (3)	Awards (4)
Vikram Verma	--	$-	$490,000	$1,038,800	-	-	-	-	$-
	9/19/2017	-	-	-	-	147,696	295,392	-	$2,458,769
	9/19/2017	-	-	-	-	-	-	120,124	$1,639,693

Mary Ellen Genovese	--	$-	$220,500	$467,460	-	-	-	-	$-
	9/19/2017	-	-	-	-	55,388	110,776	-	$922,072
	9/19/2017	-	-	-	-	-	-	67,568	$922,303

Darren Hakeman	--	$-	$145,000	$249,400	-	-	-	-	$-
	9/19/2017	-	-	-	-	23,080	46,160	-	$384,224
	9/19/2017	-	-	-	-	-	-	28,156	$384,329

Rani Hublou	--	$-	$$167,917	$342,550	-	-	-	-	$-
	5/22/2017	-	-	-	-	44,615	89,230	-	$652,049
	9/19/2017	-	-	-	-	9,232	18,464	-	$153,689
	9/19/2017	-	-	-	-	-	-	66,710	$874,552

Dejan Deklich	--	$-	$$175,625	$350,625	-	-	-	-	$-
	9/19/2017	-	-	-	-	23,080	46,160	-	$384,224
	9/19/2017	-	-	-	-	-	-	28,156	$384,329

2018 Proxy Statement

___________________________

(1)

The amounts reported in the "Estimated Possible Payouts under Non-Equity Incentive Plan Awards Target" column represent the total annual bonuses that could have been earned by each named executive officer under our Management Incentive Bonus Plan, or MIP, for fiscal 2018. All amounts actually earned by each named executive officer with respect to fiscal 2018 have been paid out. For a more detailed discussion of the ﬁscal 2018 MIP, see "Compensation Discussion and Analysis -Annual Cash Incentive Awards" above.

(2)

The amounts reported in the "Estimated Future Payments under Equity Incentive Plan Awards" column represent the number of shares of our common stock subject to performance-based restricted stock unit awards, or PSUs, granted to the named executive oﬃcers during ﬁscal 2018. The shares of common stock subject to these awards could be earned upon achievement of the performance conditions established by the Compensation Committee in connection with the awards. Such awards may, in the discretion of the Compensation Committee, include the right to the equivalent of any dividends on the shares of common stock covered by the award; provided, however, any such dividends would be paid only if and when the awards vest. The number of shares that can be earned pursuant to the awards ranges from zero to two times the number of shares listed in the "Target" column, depending on the performance of our common stock in relation to the Russell 2000 during the relevant performance period (which generally runs from the date of grant until the second or third anniversary of such date). The performance conditions and other terms applicable to these PSU awards are described in more detail under "Compensation Discussion and Analysis-Long-Term Incentive Compensation" above.

(3)

The shares reported in this column are issuable upon vesting of time-based RSU awards that vest over a period of approximately four years from the date of grant, at the rate of 25% per year, subject to the recipient's continued employment or other qualifying association with the Company.

(4)

Represents the aggregate grant date fair value of the stock-based compensation awards at target payout level granted to the named executive officers during ﬁscal 2018, as computed in accordance with ASC 718.

2018 Proxy Statement

FISCAL 2018 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth certain information concerning outstanding equity awards held by the named executive officers at March 31, 2018.

	Option Awards					Stock Awards:
	Number of	Number of				Equity Incentive Plan Awards
	Securities	Securities						Market Value
	Underlying	Underlying				Number of		of Shares
	Unexercised	Unexercised		Option	Option	Shares of		of Stock
	Options (#)	Options (#)		Exercise	Expiration	Stock That Have		That Have Not
Name	Exercisable (1)	Unexercisable (1)(2)		Price	Date	Not Vested (#)(2)		Vested ($)(3)
Vikram Verma	75,000	-	(4)	$4.26	1/19/2022	-		-
	300,000	-	(5)	$9.70	9/9/2023	-		-
	-	-		-	-	28,893	(6)	$538,854
	-	-		-	-	35,583	(7)	$663,623
	164,532	28,092	(8)	$6.86	10/21/2024	-		-
	-	-		-	-	89,720	(9)	$1,673,278
	-	-		-	-	79,208	(10)	$1,477,229
	-	-		-	-	79,587	(11)	$1,484,298
	-	-		-	-	118,552	(12)	$2,210,995
	-	-		-	-	120,124	(13)	$2,240,313
	-	-		-	-	147,696	(14)	$2,754,530

Mary Ellen Genovese	-	-		-	-	6,006	(15)	$112,012
	31,335	2,849	(16)	$7.52	7/22/2024	-		-
	-	-		-	-	8,340	(7)	$155,541
	161,959	27,653	(8)	$6.86	10/21/2024	-		-
	-	-		-	-	10,514	(9)	$196,086
	-	-		-	-	27,846	(10)	$519,328
	34,806	20,886	(17)	$8.15	9/22/2025	-		-
	-	-		-	-	35,925	(11)	$670,001
	-	-		-	-	35,676	(12)	$665,357
	-	-		-	-	67,568	(13)	$1,260,143
	-	-		-	-	55,388	(14)	$1,032,986

Darren Hakeman	150,000	-	(18)	$9.70	9/9/2023	-		-
	-	-		-	-	3,336	(7)	$62,216
	92,550	15,802	(8)	$6.86	10/21/2024	-		-
					-	7,010	(9)	$130,737
					-	18,564	(10)	$346,219
	23,204	13,924	(17)	$8.15	9/22/2025	-		-
	-	-		-	-	19,344	(11)	$360,766
	-	-		-	-	9,608	(12)	$179,189
	-	-		-	-	9,608	(19)	$179,189
	-	-		-	-	28,156	(13)	$525,109
	-	-		-	-	23,080	(14)	$430,442

2018 Proxy Statement

	Option Awards				Stock Awards:
	Number of	Number of			Equity Incentive Plan Awards
	Securities	Securities					Market Value
	Underlying	Underlying			Number of		of Shares
	Unexercised	Unexercised	Option	Option	Shares of		of Stock
	Options (#)	Options (#)	Exercise	Expiration	Stock That Have		That Have Not
Name	Exercisable (1)	Unexercisable (1)(2)	Price	Date	Not Vested (#)(2)		Vested ($)(3)
Rani Hublou	-	-	-	-	55,446	(20)	$1,034,068
	-	-	-	-	44,615	(21)	$832,070
	-	-	-	-	11,264	(13)	$210,074
		-	-	-	9,232	(14)	$172,177

Dejan Deklich	-	-	-	-	36,633	(22)	$683,205
	-	-	-	-	36,451	(23)	$679,811
	-	-	-	-	28,156	(13)	$525,109
	-	-	-	-	23,080	(14)	$430,442

(1)	Each outstanding stock option has a 10-year term from the grant date.
(2)	The vesting of any unvested shares is subject to the recipient's continuous service.
(3)

The market value of unvested stock awards is calculated by multiplying the number of unvested stock awards held by the applicable named executive officer by the closing market price of our common stock on the New York Stock Exchange on March 31, 2018.

(4)

Stock options granted January 19, 2012. Subject to continuous service of the recipient, 1/4th of the total number of shares vested on January 19, 2013, and 1/36th of the remaining shares vest on the last day of each full month thereafter until all stock options have vested.

(5)

Stock options granted September 9, 2013. Subject to continuous service of the recipient, 1/4th of the total number of shares vested on September 9, 2014, and 1/36th of the remaining shares vest on the last day of each full month thereafter until all stock options have vested.

(6)	Awards granted October 21, 2014. Subject to continuous service of the recipient, 1/4th of the total number of shares vest annually on the grant date anniversary until all of the options have vested.
(7)	Awards granted October 21, 2014. Subject to continuous service of the recipient and performance requirements earned based on the absolute price performance of our common stock over a four-year period.
(8)

Stock options granted October 21, 2014. Subject to continuous service of the recipient. Subject to continuous service of the recipient, 1/4th of the total number of shares vested on October 21, 2015, and 1/36th of the remaining shares vest on the last day of each full month thereafter until all stock options have vested.

2018 Proxy Statement

(9)

Awards granted September 22, 2015. Subject to continuous service of the recipient and performance requirements to be earned based on TSR over performance periods ending September 22, 2017 and September 22, 2018 relative to the Russell 2000 Index (^RUT). The terms and conditions applicable to performance share unit awards of the type referenced in this footnote (9) and in footnotes (12), (14), (19), (21) and (23) are described in more detail above under "Executive Compensation - Long-Term Incentive Compensation."

(10)	Awards granted September 22, 2015. Subject to continuous service of the recipient, 1/4th of the total number of shares vest annually on the grant date anniversary until all of the options have vested.
(11)	Awards granted September 20, 2016. Subject to continuous service of the recipient, 1/4th of the total number of shares vest annually on the grant date anniversary until all of the options have vested.
(12)

Awards granted September 20, 2016. Subject to continuous service of the recipient and performance requirements to be earned based on TSR over performance periods ending September 20, 2018 and September 20, 2019 relative to the Russell 2000 Index (^RUT).

(13)	Awards granted September 19,2017. Subject to continuous service of the recipient, 1/4th of the total number of shares vest annually on the grant date anniversary until all of the options have vested.
(14)

Awards granted September 19,2017. Subject to continuous service of the recipient and performance requirements to be earned based on TSR over performance periods ending September 19, 2019 and September 19, 2020 relative to the Russell 2000 Index (^RUT).

(15)	Awards granted July 22, 2014. Subject to continuous service of the recipient, 1/4th of the total number of shares vest annually on the grant date anniversary until all of the options have vested.
(16)

Stock options granted July 22, 2014. Subject to continuous service of the recipient, 1/4th of the total number of shares vested on July 22, 2015, and 1/36th of the remaining shares vest on the last day of each full month thereafter until all stock options have vested.

(17)

Stock options granted September 22, 2015. Subject to continuous service of the recipient, 1/48th of the total number of shares vest on the last day of each full month until all stock options have vested.

(18)

Stock options granted September 9, 2013. Subject to continuous service of the recipient, 1/4th of the total number of shares vest on September 9, 2014, and 1/36th of the remaining shares vest on the last day of each full month thereafter until all stock options have vested.

(19)

Awards granted September 26, 2016. Subject to continuous service of the recipient and performance requirements to be earned based on TSR over performance periods ending September 26, 2018 and September 26, 2019 relative to the Russell 2000 Index (^RUT).

(20)	Awards granted May 22, 2017. Subject to continuous service of the recipient ,1/4th of the total number of shares vest annually on the grant date anniversary until all of the options have vested.
(21)

Awards granted May 22, 2017. Subject to continuous service of the recipient and performance requirements to be earned based on TSR over performance periods ending May 22, 2019 and May 22, 2020 relative to the Russell 2000 Index (^RUT).

(22)	Awards granted March 20, 2017. Subject to continuous service of the recipient ,1/4th of the total number of shares vest annually on the grant date anniversary until all of the options have vested.
(23)

Awards granted March 20, 2017. Subject to continuous service of the recipient and performance requirements to be earned based on TSR over performance periods ending March 20, 2019 and March 20, 2020 relative to the Russell 2000 Index (^RUT).

2018 Proxy Statement

FISCAL 2018 OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents, for each of the named executive officers, the number of shares of common stock acquired upon the exercise of stock options and the vesting of stock awards during the fiscal year ended March 31, 2018, and the aggregate value realized upon the exercise or vesting of such awards.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
Name	on Exercise (#)	Exercise ($)(1)	on Vesting (#)	Vesting ($)(2)
Vikram Verma	-	$-	368,125	$5,056,635
Mary Ellen Genovese	-	$-	69,375	$973,211
Darren Hakeman	-	$-	42,529	$586,280
Rani Hublou	-	$-	-	$-
Dejan Deklich	-	$-	12,211	$216,745

___________________________

(1)

The value realized has been calculated by multiplying the number of shares acquired upon exercise by the difference between the exercise price and the closing market price of our common stock on the date of exercise.

(2)

The value reported is the closing market price of a share of our common stock on the Nasdaq GSM or NYSE (as applicable) on the date of vesting multiplied by the number of shares that vested on that date.

2018 Proxy Statement

EMPLOYMENT ARRANGEMENTS

We extended written employment offer letters to all of our named executive officers when they joined us as employees. The material terms of each employment offer letter were approved by our Compensation Committee or, in the case of Mr. Verma's employment offer letter, the Board. In addition, our named executive officers are subject to our general employment policies and procedures and other policies adopted from time to time by the Board, such as our Executive Change-in-Control and Severance Policy, which will govern over any change-in-control payment and severance payment provisions in their individual employment agreements.

Mr. Verma

On September 9, 2013, we entered into an employment letter agreement with Mr. Verma in connection with his appointment as our CEO. Mr. Verma's employment agreement was later amended in June 2015 in connection with the adoption of our Executive Severance and Change-in-Control Policy.

Mr. Verma's employment letter agreement provides for "at will" employment. Under his employment agreement, his base salary is subject to annual review by the Board and may be adjusted in its discretion, but it may not be reduced except as part of a salary reduction plan that similarly affects all executives reporting to our CEO. He may elect to receive any bonus under the MIP in cash or in the form of an RSU award at the time of the award, with the RSU value fixed as of the first day of the applicable fiscal year. He is entitled to standard benefits, including vacation, for our executive officers. Any benefits payable to Mr. Verma upon a constructive termination of employment and/or in connection with a change-in-control will be governed by our Executive Severance and Change-in-Control Policy.

Under his employment letter agreement, as amended, Mr. Verma has agreed by the fifth anniversary of his employment commencement date to acquire and retain an ownership interest in our common stock which is equal in value to six times the amount of his then-current base salary, or approximately $2.9 million based on his salary during our 2018 fiscal year. As of the date of this proxy statement, Mr. Verma has met this requirement.

Ms. Genovese

On November 1, 2014, we entered into a new employment letter agreement with Ms. Genovese in connection with her appointment as our CFO, which superseded her employment agreement as Senior Vice President of Human Resources. Ms. Genovese's employment agreement was later amended in June 2015 in connection with the adoption of our Executive Severance and Change-in-Control Policy.

Pursuant to this employment letter agreement, her initial annual base salary was $315,500 and her target annual cash incentive award opportunity was equal to 60% of her annual base salary.

In addition, her employment agreement provided for an initial equity award in the form of an option to purchase 189,612 shares of our common stock, a PSU award for 33,360 shares of our common stock to be earned based on the absolute price performance of our common stock over a four-year period, and a PSU award for 34,640 shares of our common stock to be earned based on our TSR over performance periods ending March 31, 2016, March 31, 2017, and March 31, 2018 relative to the NASDAQ Composite Index (^IXIC).

Ms. Genovese's employment agreement provides for "at will" employment. Under her employment agreement, she is entitled to receive the cash compensation and equity awards described above. In addition, her base salary is subject to annual review by the Board and may be adjusted in its discretion, but it may not be reduced except as part of a salary reduction plan that similarly affects all executives reporting to the CEO. She is entitled to standard benefits, including vacation, available to all of our executive officers. Any benefits payable to Ms. Genovese upon a constructive termination of employment and/or in connection with a change-in-control will be governed by our Executive Severance and Change-in-Control Policy.

Ms. Genovese has agreed by the fifth anniversary of her start date as CFO to acquire and retain an ownership interest in our common stock which is equal in value to one times the amount of her initial base salary. As of the date of the proxy statement, Ms. Genovese has met this requirement.

2018 Proxy Statement

Ms. Hublou

On May 15, 2017, we entered into an employment letter agreement with Ms. Hublou in connection with her appointment as our Chief Marketing Officer.

Pursuant to this employment letter agreement, her initial annual base salary was $325,000 and her target annual cash incentive award opportunity was equal to 60% of her annual base salary. In addition, her employment agreement provided for an initial equity award in the form of RSUs to acquire 55,446 shares of our common stock over a four-year period and a PSU award for 44,615 shares of our common stock to be earned based on our TSR relative to the Russell 2000 over performance periods lasting two and three years, respectively, from the date of grant.

Ms. Hublou's employment agreement provides for "at will" employment. Under her employment agreement, she is entitled to receive the cash compensation and equity awards described above. In addition, her base salary is subject to annual review by the Board and may be adjusted in its discretion. She is entitled to standard benefits, including vacation, available to all of our executive officers. Any benefits payable to Ms. Hublou upon a constructive termination of employment and/or in connection with a change-in-control will be governed by our Executive Severance and Change-in-Control Policy.

Ms. Hublou has agreed by the fifth anniversary of her start date as CFO to acquire and retain an ownership interest in our common stock which is equal in value to one times the amount of her initial base salary. This requirement will apply to Ms. Hublou beginning on May 22, 2022.

Mr. Deklich

On February 10, 2017, we entered into an employment letter agreement with Mr. Deklich in connection with his appointment as our Senior Vice President, Global R&D. On September 4, 2017, we entered into an amended employment letter agreement with Mr. Deklich in connection with his promotion to the position of Chief Product Officer.

In connection with his promotion, and in accordance with his amended employment letter agreement, Mr. Deklich's annual base salary was increased from $300,000 to $325,000, and his target annual cash incentive award opportunity was increased from 50% to 60% of his annual base salary. In addition, his initial employment agreement provided for an initial equity award in the form of RSUs to acquire 48,844 shares of our common stock over a four-year period and a PSU award for 36,451 shares of our common stock to be earned based on our TSR relative to the Russell 2000 over performance periods lasting two and three years, respectively, from the date of grant. His amended employment agreement provided for him to receive additional equity awards in the form of RSUs and PSUs, each having a notional value of $375,000 (with the underlying number of shares to be determined in accordance with the offer letter), and each having similar vesting terms to his original grants.

Mr. Deklich's employment agreement provides for "at will" employment. His base salary is subject to annual review by the Board and may be adjusted in its discretion. He is entitled to standard benefits, including vacation, available to all of our executive officers. Any benefits payable to Mr. Deklich upon a constructive termination of employment and/or in connection with a change-in-control will be governed by our Executive Severance and Change-in-Control Policy.

Mr. Deklich has agreed by the fifth anniversary of her start date as CFO to acquire and retain an ownership interest in our common stock which is equal in value to one times the amount of his initial base salary. This requirement will apply to Mr. Deklich beginning on February 13, 2022.

Mr. Hakeman

On September 9, 2013, we entered into an employment letter agreement with Mr. Hakeman in connection with his appointment as Senior Vice President of Product and Strategy. Under Mr. Hakeman's employment agreement, his base salary was set at $260,000, subject to annual review by the Board, and his target annual cash incentive award opportunity was equal to 50% of his annual base salary. Mr. Hakeman's offer letter provided for him to receive initial equity awards in the form of stock options, RSUs and PSUs, all of which have vested or been earned or expired (as applicable) as of the date of this Proxy Statement.

Mr. Hakeman is entitled to standard benefits, including vacation, for our executive officers. Any benefits payable to Mr. Hakeman upon a constructive termination of employment and/or in connection with a change-in-control will be governed by our Executive Severance and Change-in-Control Policy.

2018 Proxy Statement

Mr. Hakeman has agreed by the fifth anniversary of his employment commencement date to acquire and retain an ownership interest in our common stock which is equal in value to one times the amount of his initial base salary. As of the date of this proxy statement, Mr. Hakeman has met this requirement.

Indemnification Arrangements

We have entered into indemnification agreements with each of our current and former directors and the members of our executive management team, including our named executive officers, in addition to the indemnification provided for in our certificate of incorporation and by-laws and the 2017, 2013, 2012 and 2006 Stock Plans. Such indemnification agreements require us to indemnify the directors and executive officers to the fullest extent permitted by Delaware law. These agreements, among other things, provide for indemnification of our directors and executive officers for any expenses, including attorneys' fees, judgments, fines, penalties and settlement amounts reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer.

2018 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Executive Change-in-Control and Severance Policies

In October 2017, the Board approved an executive change-in-control and severance policy (the "2017 Policy") which governs all aspects of change-in-control and severance benefits for our named executive officers and other executives of the Company, other than the treatment of legacy equity awards. All awards granted to our named executive officers and other executives of the Company prior to November 1, 2017 will continue to be governed by the provisions of an earlier executive change-in-control and severance policy approved by our Board in May 2015 (as amended, the "2015 Policy") until October 2021, at which time they will also start to be governed by the 2017 Policy.

Compared to the 2015 Policy, the 2017 Policy includes changes to the definition of the term "good reason" and provides for reduced acceleration of time-based equity awards in the event of the termination of the executive's employment in connection with a change-in-control that occurs within 12 months of their employment start date, among other changes.

The type and amount of benefits payable to our named executive officers upon (i) a change-in-control, (ii) a constructive termination in connection with a change-in-control and (iii) a constructive termination not in connection with a change-in-control or upon death or disability at any time, respectively, are set forth in the table below. We do not make payments or provide benefits as a result of a "single trigger" change in control.

	Change-in-Control Benefits	Change-in-Control Severance Benefits	Severance Benefits
TSR Performance-Based Equity Awards

Performance condition satisfied for that number of shares determined by relative appreciation of Company common stock through Change- of-Control date; any time-based service vesting applies thereafter.

		100% acceleration for shares for which performance criteria are deemed satisfied as Change-in- Control benefit.	None.
Time-Based Equity Awards	None.	100% acceleration.(1)	CEO: 12 months acceleration. EVPs & SVPs: None.
Cash	None.	CEO: 100% of base salary + 100% target bonus. EVPs & SVPs: 100% of base salary + 0% of target bonus.	Percentage indicated below of base salary + prorated % of earned bonus: CEO - 150% EVP - 100% SVP - 75%
Benefits	None.	Continuing medical and other benefits for 12 months after date of termination	Continuing medical and other benefits for the following period after the date of termination: CEO - 18 months EVP - 12 months SVP - 9 months

(1) The 2017 Policy provides that, in the event that the change-in-control occurs within 12 months of the executive's employment start date, only 50% of the shares subject to the award shall vest.

2018 Proxy Statement

The 2015 Policy and 2017 Policy are the exclusive source of severance payments and benefits for the eligible executives. Our executive officers are not eligible to receive any severance payments or benefits for any termination of employment other than a constructive termination or upon death or disability.

Potential Payments

The tables below quantify the potential payments and other benefits that would be received by our named executive officers under the Executive Severance Policies upon (a) a constructive termination of employment in connection with a change-in-control and (b) a constructive termination of employment not in connection with a change-in-control or upon death or disability at any time. The calculations assume that the triggering event took place on March 29, 2018, the last business day of our last completed fiscal year, and assumes that the closing price of our common stock on the NYSE as of that date was the Transaction Price (i.e., the value of the consideration paid per share of our common stock in the change-in-control) for purposes of determining the satisfaction of performance requirements under their outstanding PSU awards.

As described above, the occurrence of a change-in- control would not by itself result in any payment or the provision of any other benefits to a named executive officer. However, the satisfaction of the performance targets under the named executive officer's PSU awards will be determined as of the date of such change-in-control, based on the Transaction Price. The shares subject to such PSU awards will be deemed earned as of such date to the extent the performance targets as computed on this basis have been satisfied, but the awards will remain subject to any remaining service, or time- based vesting, requirements, unless the employment of the named executive officer is terminated in connection with the change-in- control.

2018 Proxy Statement

			Value of	Acceleration	Health Care
	Cash		Accelerated	of Stock	and
	Severance	Bonus	Stock	Options	Miscellaneous	Total
Name	Payment	Payment	Awards (1)	Unvested (2)	Benefits (3)	Payout
Vikram Verma
Constructive termination
in connection with
change-in-control	$490,000	$490,000	$17,052,562	$331,205	$30,706	$18,394,472

Mary Ellen Genovese
Constructive termination
in connection with
change-in-control	$375,000	$-	$5,635,512	$577,041	$24,722	$6,612,274

Darren Hakeman
Constructive termination
in connection with
change-in-control	$290,000	$-	$2,706,733	$332,508	$21,757	$3,350,998

Rani Hublou
Constructive termination
in connection with
change-in-control	$325,000	$-	$2,761,552	$-	$20,197	$3,106,750

Dejan Deklich
Constructive termination
in connection with
change-in-control	$325,000	$-	$2,792,909	$-	$23,617	$3,141,526

2018 Proxy Statement

			Value of	Acceleration	Health Care
	Cash		Accelerated	of Stock	and
	Severance	Bonus	Stock	Options	Miscellaneous	Total
Name	Payment	Payment (1)	Awards (2)	Unvested (3)	Benefits (4)	Payout
Vikram Verma
Other constructive
termination	$735,000	$165,708	$2,995,936	$331,205	$30,706	$4,258,555

Mary Ellen Genovese
Other constructive
termination	$375,000	$206,156	$-	$-	$24,722	$605,878

Darren Hakeman
Other constructive
termination	$217,500	$128,701	$-	$-	$21,757	$367,958

Rani Hublou
Other constructive
termination	$325,000	$154,907	$-	$-	$20,197	$500,104

Dejan Deklich
Other constructive
termination	$325,000	$157,353	$-	$-	$23,617	$505,970

(1)	Amounts in this column are the amounts actually earned by the named executive officers under our MIP for fiscal 2018.
(2)

Represents the value of unvested stock awards held by each name executive officer on March 31, 2018, the vesting of which would be accelerated by the applicable triggering event, based on the closing market price of $18.65 per share of our common stock on the NYSE on March 31, 2018.

(3)

The value represented in this column is the number of shares of our common stock subject to stock options for which vesting would be accelerated by the applicable triggering event multiplied by the amount in-the money (market price less the exercise price) of the stock options as of March 31, 2018.

(4)	Includes employer and employee share of medical insurance premiums, 401k match, and other miscellaneous employer provided benefits.

2018 Proxy Statement

CEO Pay Ratio

This section includes a comparison of the annual total income of our Chief Executive Officer, Mr. Verma, against the median of the annual total compensation of all of our employees (other than Mr. Verma), for our 2018 fiscal year, determined in accordance with SEC rules. The methodology we used to calculate the pay ratio is described below.
(A)	Annual Total Compensation of Mr. Verma	$4,758,619
(B)	Annual Total Compensation of Median 8x8 Employee	$103,405
(C)	Ratio of A/B	46.0 to 1

The pay ratio was calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended, and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

Methodology

The annual total compensation of Mr. Verma for our 2018 fiscal year, as set forth in the table above, is the same amount as we reported for Mr. Verma in the Summary Compensation Table above and was calculated in accordance with Item 402(c) of Regulation S-K.

We identified our median employee in the following manner:

  We determined the pool of qualifying employees (i.e., employees whose compensation data would be considered in our analysis) by identifying each individual who was a full-time, part-time, seasonal or temporary worker for 8x8, Inc. or any of our consolidated subsidiaries as of March 31, 2018. We identified 1,335 such qualifying employees, of which 910 were based in the United States, 225 in the United Kingdom, 190 in Romania, and the remaider in Australia, Canada and elsewhere. For purposes of this analysis, we excluded consultants and other service-providers who were employed by an unaffiliated third party as of March 31, 2018.
  We then calculated the notional annual total compensation of each qualifying employee for fiscal 2018 as the sum of (a) total cash compensation paid to the employee for services as an employee during fiscal 2018, based on our payroll and tax records, plus (b) the fair value of all equity awards granted to the employee during fiscal 2018 (determined in accordance with footnote 1 of our Summary Compensation Table). We made several assumptions and adjustments consistent with applicable SEC rules, including the following:
    For full-time, permanent employees who commenced their employment with us after April 1, 2017, we annualized their compensation for the full fiscal year by multiplying their actual compensation by 365, and dividing by the number of days during they were employed by us in fiscal 2018.
    For employees who were paid in currency other than U.S. dollars, we converted the cash portion of their compensation into U.S. dollars based on the average (mean) exchange rate during the period from April 1, 2017 until March 31, 2018.
    We did not make any cost-of-living adjustments.

Next, we ordered all of the qualifying employees based on their notional annual total compensation (calculated as described above) and identified the median as the employee in the middle of the ordered list.

Once we identified our median employee, we determined the median employee's total annual compensation, for purposes of the disclosure in the table above, in accordance with the Item 402(c) of Regulation S-K.

2018 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following tables provide information concerning shares of our common stock that may be issued upon the exercise of stock options and other rights under all of our existing equity compensation plans as of March 31 and May 31, 2018, including the 2017 New Employee Inducement Incentive Plan, 2013 New Employee Inducement Incentive Plan, 2012 Equity Incentive Plan, 2006 Stock Plan, and the Purchase Plan.

Number of
	Number of	Weighted-	Securities Remaining
	Securities to be	Average	Available for Future
	Issued upon	Exercise Price	Issuance Under Equity
	Exercise of	of Outstanding	Compensation Plans
	Outstanding	Options	(Excluding Securities
As of May 31, 2018	Options and	Warrants and	Reflected in the
Plan Category	Rights	Rights	1st Column of This Table)
Equity Compensation plans
approved by security holders	7,440,494	$2.28	518,796
Equity Compensation plans not
approved by security holders (1)	3,039,804	$1.16	440,828
Total	10,480,298	$3.44	959,624

Number of
	Number of	Weighted-	Securities Remaining
	Securities to be	Average	Available for Future
	Issued upon	Exercise Price	Issuance Under Equity
	Exercise of	of Outstanding	Compensation Plans
	Outstanding	Options	(Excluding Securities
As of March 31, 2018	Options and	Warrants and	Reflected in the
Plan Category	Rights	Rights	1st Column of This Table)
Equity Compensation plans
approved by security holders	7,606,937	$2.47	418,211
Equity Compensation plans not
approved by security holders (1)	2,326,891	$1.13	1,331,272
Total	9,933,828	$3.60	1,749,483

___________________________

(1)

The amounts in these rows reflect shares issuable or issued pursuant to awards that have been or may be granted under our 2013 New Employee Inducement Incentive Plan or 2017 New Employee Inducement Incentive Plan. Such awards are granted in accordance with Rule 5635(c)(4) of the NASDAQ listing rules or Section 303.08A of the NYSE listing rules (as applicable) to new employees as inducements material to their entering into employment with us. Rule 5635(c)(4) and Section 303.08A require that all such awards be approved by the Compensation Committee or a majority of the independent directors on our Board, but do not require stockholder approval of these awards.

2018 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 15, 2018 by:

  each person (or group of affiliated persons) who is known by us to own beneficially 5% or more of our common stock;
  each of our directors and nominees for election as directors;
  each of the Named Executive Officers; and
  all directors and officers as a group.

Ownership information is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power, and also includes any shares that the person has the right to acquire within 60 days of the date as of which the beneficial ownership determination is made. Applicable percentages are based upon 93,153,252 voting shares issued and outstanding as of June 15, 2018, and treating any shares that the holder has the right to acquire within 60 days as outstanding for purposes of computing their percent ownership. Unless otherwise noted, the address of the beneficial owner is c/o 8x8, Inc. 2125 O'Nel Drive, San Jose, CA 95131.

Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable.

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class
Named Executive Officers & Directors(1):
Vikram Verma	1,230,771	1.30%
Guy L. Hecker, Jr.	1,187,512	1.30%
Bryan Martin	762,003	*
Mary Ellen Genovese	394,851	*
Darren Hakeman	342,451	*
Eric Salzman	188,321	*
Ian Potter	166,707	*
Jaswinder Pal Singh	146,697	*
Vladimir Jacimovic	151,960	*
Rani Hublou	9,068	*
Dejan Decklich	3,660	*
All officers and directors as a group	4,584,001	5.00%
(11 persons)
5% Stockholders:
BlackRock, Inc.(2)	11,255,584	12.10%
The Vangaurd Group (3)	5,172,398	5.60%

*	Indicates less than 1% ownership.
(1)

Includes the following number of shares (rounded) of options that were exercisable and/or awards expected to vest within 60 days of June 15, 2018: Mr. Verma, 556,000; Mr. Martin, 362,000; Mr. Hakeman, 278,000; Ms. Genovese, 257,000; Major General Hecker, 114,000; Mr. Jacimovic, 94,000; Mr. Salzman, 88,000; Mr. Potter, 88,000; Dr. Singh, 88,000; Ms. Hublou, 8,000; and all directors and officers as a group, 1,933,000.

(2)

This information is based solely on Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 19, 2018 reporting share ownership as of December 31, 2017. Blackrock reported that it had sole dispositive power over all of the shares beneficially owned and sole voting power over 1,1089,251 of the shares beneficially owned. This principal business address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(3)

This information is based solely on Schedule 13G/A filed with the SEC by The Vanguard Group on February 12, 2018 reporting share ownership as of December 31, 2017. Vanguard reported that it had sole dispositive over 4,986,296 of the shares beneficially owned and sole voting power over 173,920 of the shares beneficially owned. This principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

2018 Proxy Statement

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

We expect to hold the 2019 Annual Meeting of Stockholders on a date that is no more than 30 days earlier than the anniversary date of the 2018 Annual Meeting. To be considered for inclusion in our proxy statement relating to the 2019 Annual Meeting of Stockholders, stockholder proposals pursuant to Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934 must be received a reasonable time before the date we make available our proxy materials for the 2019 Annual Meeting of Stockholders, but in no event later than March 10, 2019.

For any other business to be properly submitted by a stockholder for the 2019 Annual Meeting of Stockholders, the stockholder must give us proper and timely notice in writing. For stockholder proposals other than nominations for election to the Board to be considered timely for the 2019 Annual Meeting of Stockholders, the stockholder's notice must be delivered to or mailed and received by the Secretary not less than 90 days nor more than 120 days in advance of the anniversary of the release date of this Proxy Statement for the 2019 Annual Meeting, except as provided otherwise in our by-laws. Stockholder proposals for nomination of a candidate for director must be delivered to or mailed and received by the Secretary not less than 90 days or more than 120 days in advance of the anniversary date of the 2019 Annual Meeting, except as provided otherwise in our by-laws. All stockholder proposals must be addressed to the attention of our Secretary at our principal office and contain the information required by our by-laws and applicable SEC rules.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the 2018 Annual Meeting. However, if other matters do properly come before the 2018 Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

BY ORDER OF THE BOARD

Bryan R. Martin, Chairman

San Jose, California
July 9, 2018

2018 Proxy Statement

APPENDIX A

8X8, INC. AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN

(As Proposed to be Amended)

1.   Purpose

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company's business through the grant of Awards of or pertaining to shares of the Company's Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2.   Definitions

As used in the Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

2.1.   Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to a Stock Right, that as of the time of reference the Stock Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals or other business objectives shall be deemed to have been met as to some or all of the Units.

2.2.   Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.3.   Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.

2.4.   Award Agreement means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.

2.5.   Board means the Company's Board of Directors.

2.6.   Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.7.   Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of this Plan. For any period during which no such committee is in existence "Committee" shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.8.   Company means 8x8, Inc., a corporation organized under the laws of the state of Delaware.

2.9.   Corporate Transaction means any (1) merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) sale or exchange of all of the Stock of the Company for cash, securities or other property, (3) sale, transfer, or other disposition of all or substantially all of the Company's assets to one or more other persons in a single transaction or series of related transactions or (4) liquidation or dissolution of the Company; except, in the case of clauses (1) and (2), for a transaction the principal purpose of which is to change the state in which the Company is incorporated.

2.10.   Effective Date means the earlier of the date the Plan is approved by the Board or the date the Plan is approved by the stockholders of the Company.

2.11.   Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.12.   Incentive Option means an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

2.13.   Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is: (a) the closing price for the Stock as reported on the ~~NASDAQ Global Market~~New York Stock Exchange (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported; or (b) if the Stock is not traded on a national securities exchange but is traded over-the-counter, the closing or last price of the Stock on the composite tape or other comparable reporting system on that date or, if such date is not a trading day, the last market trading day prior to such date.

2.14.   Nonstatutory Option means any Option that is not an Incentive Option.

2.15.   Option means an option to purchase shares of Stock.

2.16.   Optionee means an eligible individual to whom an Option shall have been granted under the Plan.

2.17.   Participant means any holder of an outstanding Award under the Plan.

2.18.   Performance Criteria and Performance Goals have the meanings given such terms in Section 7.7(f).

2.19.   Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives will be measured for purposes of determining a Participant's right to, and the payment of, a Performance Unit.

2.20.   Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals or other business objectives established by the Committee.

2.21.   Plan means this 2012 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.22.   Qualified Performance-Based Awards means Awards to persons who are or become covered employees within the meaning of Section 162(m) of the Code and which are intended to or at grant would qualify as "performance-based compensation" under Section 162(m) of the Code.

2.23.   Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.24.   Restricted Stock Unit means a right to receive Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.25.   Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.26.   Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right of the Company to reacquire shares of Restricted Stock at less than its then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.27.   Stock means common stock, par value $0.001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.28.   Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

2.29.   Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.30.   Stock Right means an Award in the form of an Option or a Stock Appreciation Right.

2.31.   Stockholders' Agreement means any agreement by and among the holders of at least a majority of the outstanding voting securities of the Company and setting forth, among other provisions, restrictions upon the transfer of shares of Stock or on the exercise of rights appurtenant thereto (including, but not limited to, voting rights).

2.32.   Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.   Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the Effective Date. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Any Awards granted prior to stockholder approval of the Plan are hereby expressly conditioned upon such approval.

4.   Stock Subject to the Plan

At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan, nor the number of shares of Stock issued pursuant to or subject to outstanding Incentive Options, exceed ~~15,400~~31,700,000 shares of Stock. Any shares of Stock granted in connection with Options and Stock Appreciation Rights shall be counted against the foregoing Plan limitation and Incentive Option limitation as one (1) share of Stock for every one (1) Option or Stock Appreciation Right awarded. Any shares of Stock granted in connection with Restricted Stock, Restricted Stock Units, Performance Units, and Stock Grants shall be counted against the foregoing Plan limitation as: (A) one (1) share of Stock for every one (1) share granted in connection with such Awards made before July 25, 2014; (B) one and one-half (1.5) shares of Stock for every one (1) share granted in connection with such Awards made on or after July 25, 2014 and before July 22, 2016; and (C) one and seven-tenths (1.7) shares of Stock for every one (1) share granted in connection with such Awards made on or after July 22, 2016. The limitations of this Section 4 shall be subject to the provisions of Section 8 of the Plan. Settlement of any Award shall not count against the foregoing Plan limitation and, to the extent allowable under Section 422 of the Code, the foregoing Incentive Option limitation, except to the extent settled in the form of Stock, subject to the following:

(a) if any Option or Stock-settled Stock Appreciation Right expires, terminates, is cancelled for any reason without having been exercised in full, or is settled in cash without the delivery of shares to the holder, then the shares of Stock not purchased or otherwise acquired by the recipient shall again be available for Awards to be granted under the Plan;

(b) if any Restricted Stock, Restricted Stock Unit, or Performance Unit Award is forfeited by the recipient, reacquired at less than its then Market Value as a means of effecting a forfeiture, or settled in cash without the delivery of shares to the holder, then the underlying shares of Stock will again become available for Awards under the Plan and will be counted towards the Plan limitation as: (i) one (1) share of Stock for every one (1) share so forfeited, reacquired or settled before July 25, 2014; (ii) one and one-half (1.5) shares of Stock for every one (1) share so forfeited, reacquired or settled on or after July 25, 2014 and before July 22, 2016; and (iii) one and seven-tenths (1.7) shares of Stock for every one (1) share so forfeited, reacquired or settled on or after July 22, 2016, in connection with such Awards;

(c) the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Stock shall be counted against the number of shares of Stock available for award under the Plan, regardless of the number of shares actually issued upon settlement of such Stock Appreciation Right;

(d) any shares of Stock withheld in satisfaction of tax withholding obligations of the Company or an Affiliate resulting from the exercise of an Option shall not again be made available for issuance under the Plan; and

(e) any shares tendered as payment for an option exercise shall not again be made available for issuance under the Plan.

None of the foregoing provisions of this Section 4, including the adjustment provisions of Section 8, shall apply in determining the maximum number of shares of Stock issued pursuant to or subject to outstanding Incentive Options unless consistent with the provisions of Section 422 of the Code, however. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.   Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee's exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to: (a) interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it; (b) approve one or more forms of Award Agreement; (c) determine the initial terms and provisions of the respective Award Agreements (which need not be identical), including, without limitation, as applicable, (i) the exercise price of the Award, (ii) the method of payment for shares of Stock purchased upon the exercise of the Award, (iii) the timing, terms and conditions of the exercisability of the Award or the vesting of any shares acquired upon the exercise thereof, (iv) the time of the expiration of the Award, (v) the effect of the Participant's termination of employment or other association with the Company on any of the foregoing, and (vi) all other terms, conditions and restrictions applicable to the Award or such shares not inconsistent with the terms of the Plan; (d) amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof; (e) accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant's termination of employment or other association with the Company; (f) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and (g) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.   Authorization of Grants

6.1.   Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option.

6.2.   General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including, but not limited to, any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).

6.3.   Minimum Vesting Periods. Notwithstanding any other provision of this Plan to the contrary, no Award shall vest, in whole or in part, before the first anniversary of the date of Grant or, in the case of vesting based upon the attainment of performance goals or other performance-based objectives, the first anniversary of the commencement of the period over which performance is evaluated; provided, however, that, notwithstanding the foregoing, (a) the Committee may provide that such vesting restrictions may lapse or be waived upon the Participant's death, disability, or the consummation of a Corporate Transaction, and (b) Awards that result in the issuance of an aggregate of up to 5% of the shares available for grant pursuant to Section 4 (measured as of ~~July 22, 2016)~~August 7, 2018) may be granted to any one or more Participants without respect to such minimum vesting provisions.

6.4.   Effect of Termination of Employment, Disability or Death.

(a) Termination of Employment. Unless the Committee shall provide otherwise with respect to any Award, if the Participant's employment or other association with the Company and its Affiliates ends for any reason other than by total disability or death, including because of an Affiliate ceasing to be an Affiliate, (a) any outstanding Stock Right of the Participant shall cease to be exercisable in any respect not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as a director. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of 90 days or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant's return from leave, if ever.

(b) Disability of Participant. If a Participant's employment or other association with the Company and its Affiliates ends due to disability (as defined in Section 22(e)(3) of the Code), any outstanding Stock Right may be exercised at any time within six months following the date of termination of service, but only to the extent of the accrued right to exercise at the time of termination of service, subject to the condition that no Stock Right shall be exercised after its expiration in accordance with its terms.

(c) Death of Participant. In the event of the death during the period during which the Stock Right may be exercised, of a Participant who is at the time of his or her death an employee, director or consultant and whose services had not ceased or been terminated (as determined with regard to the second sentence of Section 6.4 (a)) as such from the Grant Date until the date of death, the Stock Right of the Participant may be exercised at any time within six months following the date of death by such Participant's estate or by a person who acquired the right to exercise the Stock Right by bequest, inheritance or otherwise as a result of the Participant's death, but only to the extent of the accrued right to exercise at the time of death, subject to the condition that no Stock Right shall be exercised after its expiration in accordance with its terms.

6.5.   Non-Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant's rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant's legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, "family member" means any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which the foregoing persons have more than 50 percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests. The events of termination of service of Section 6.4 hereof or in the Award Agreement shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent, and for the periods specified in the Award Agreement or Section 6.4, as applicable.

6.6.   Code Limits on Grants of Qualified Performance-Based Awards. In no event shall the number of shares of Stock covered or referenced by either Options or Stock Appreciation Rights, or other Awards which are granted as Qualified Performance-Based Awards, to any one person in any one calendar year exceed 750,000 shares of Stock. These limitations shall not apply prior to the date required to apply under the regulations of the U.S. Department of Treasury promulgated under Section 162(m) of the Code, however. Solely for purposes of applying the limitations of this Section 6.6, if in effect, any shares of Stock subject to Options or Stock Appreciation Rights which are canceled (or deemed canceled, as a result of repricing described in applicable regulations of the U.S. Department of Treasury promulgated under Section 162(m) of the Code) shall nevertheless continue to be counted even after such cancellation (or deemed cancellation).

6.7.   Limitation on Grants of Awards to Non-Executive Directors. Notwithstanding any provision to the contrary in the Plan, the maximum aggregate grant date fair value of Awards granted to a Non-Employee Director during any calendar year shall be $650,000.

7.   Specific Terms of Awards

7.1.   Options.

(a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b) Exercise Price. The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares of Stock may be acquired under each Nonstatutory Option shall not be less than the Market Value of Stock on the Grant Date. Notwithstanding the foregoing, Options may be granted with an exercise price of less than 100% of the Market Value of Stock on the Grant Date pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(c) Option Period. No Option may be exercised on or after the tenth anniversary of the Grant Date, and, further, no Incentive Option may be exercised or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner.

(d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 16, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee's approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,

(i) by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

(ii) by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option, or

(iii) unless prohibited by applicable law, by delivery to the Company of the Optionee's executed promissory note in the principal amount equal to the exercise price of the shares of Stock to be purchased and otherwise in such form as the Committee shall have approved, or

(iv) by delivery of any other lawful means of consideration which the Committee may approve.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates or book-entry authorization and instruction to the Company's transfer agent and registrar for the number of shares then being purchased. Such shares of Stock shall be fully paid and nonassessable. In its reasonable discretion, the Committee may suspend or halt Option exercises for such length of time as the Committee deems reasonably necessary under circumstances in which such suspension or halt is considered to be in the best interests of the Company.

(f) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the "current limit". The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

(h) Participants shall not be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in the grant of an Option.

7.2.   Stock Appreciation Rights.

(a) Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b) Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than 100% of the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.

(c) Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In addition, a Stock Appreciation Right related to an Option which can only be exercised during limited periods following a Corporate Transaction may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Corporate Transaction or paid during the 30 day period immediately preceding the occurrence of the Corporate Transaction in any transaction reported in the stock market in which the Stock is normally traded. Participants shall not be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in the grant of a Stock Appreciation Right.

7.3.   Restricted Stock.

(a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b) Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The shares evidenced by this certificate are subject to the terms and conditions of the 8x8, Inc. 2012 Equity Incentive Plan and an Award Agreement entered into by the registered owner and 8x8, Inc., copies of which will be furnished by the Company to the holder of the shares evidenced by this certificate upon written request and without charge.

(c) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock (but any dividends or other distributions payable in shares of Stock or other securities of the Company shall constitute additional

Restricted Stock, subject to the same Risk of Forfeiture as the shares of Restricted Stock in respect of which such shares of Stock or other securities are paid). The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares of Stock are available under Section 4.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

7.4.   Restricted Stock Units.

(a) Character. Each Restricted Stock Unit shall entitle the recipient to one or more shares of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance, or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. ~~Unless the Committee shall provide otherwise, any~~Any such dividend equivalents shall be paid, if at all, without interest or other earnings.

7.5.   Performance Units.

(a) Character. Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified business objectives, including, but not limited to, Performance Goals, shall have been achieved.

(b) Earning of Performance Units. The Committee shall set Performance Goals or other business objectives in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other business objectives have been achieved.

(c) Form and Timing of Payment. Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period.  ~~At~~ Participants shall not be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Performance Units, except that, at the discretion of the Committee, Participants may be entitled to receive ~~any dividends declared with respect to Stock which~~such payments following the close of the Performance Period, if the Performance Units have been earned ~~in connection with grants of Performance Units which have been earned, but not yet distributed to Participants~~. Any such dividend equivalents shall be paid, if at all, without interest or other earnings.

The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant's receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.6.   Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

7.7.   Qualified Performance-Based Awards.

(a) Purpose. The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as "performance-based compensation" under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code applicable to "performance-based compensation."

(b) Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by the Committee. If not all of the members thereof qualify as "outside directors" within the meaning of Section 162(m) of the Code, however, all grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any reference in this Section 7.7 to the Committee shall mean any such subcommittee if required under the preceding sentence, and any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c) Discretion of Committee with Respect to Qualified Performance-Based Awards. Any form of Award permitted under the Plan, other than a Stock Grant, may be granted as a Qualified Performance-Based Award. Stock Rights may be granted as Qualified Performance-Based Awards in accordance with Section 7.1 or Section 7.2, as appropriate, except that the exercise price of any Option or Stock Appreciation Right intended to qualify as a Qualified Performance-Based Award shall in no event be less than the Market Value of the Stock on the date of grant, and may become exercisable based on continued service, on satisfaction of Performance Goals, or on a combination thereof. Each other Award intended to qualify as a Qualified Performance-Based Award, such as Restricted Stock, Restricted Stock Units, or Performance Units, shall be subject to satisfaction of one or more Performance Goals except as otherwise provided in this Section 7.7. The Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a subsidiary of the Company or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than 90 days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined for purposes of Section 162(m) of the Code) at the time established.

(d) Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee, provided, that a Qualified Performance-Based Award may be deemed earned as a result of death, becoming disabled, or in connection with a Corporate Transaction that constitutes a change of control within the meaning of Section 162(m) of the Code, if the applicable Award Agreement so provides, even if payment under the Award following the occurrence of such an event would not constitute "performance-based compensation" under Section 162(m) of the Code. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion it deems such reduction or elimination is appropriate.

(e) Limitation on Adjustments for Certain Events. Subject to paragraph (d) above, no adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than "performance-based compensation" within the meaning of Section 162(m) of the Code.

(f) Definitions. For purposes of the Plan

(i) Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) sales or net sales, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) general and administrative expenses and (xxv) customer service.

(ii) Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon one or more of the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee. The Committee will objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant, including whether or to what extent there shall not be taken into account any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Standard Codification Section 225-20 (or its successor provisions), (B) as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, or (C) publicly announced by the Company in a press release or conference call relating to the Company's results of operations or financial condition for a completed quarterly or annual fiscal period.

7.8.   Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.   Adjustment Provisions

8.1.   Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Effective Date. If subsequent to the Effective Date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Stock Rights (without change in the aggregate exercise price as to which such Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2.   Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including, but not limited to, an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee also may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.3.   Related Matters. Any adjustment in Awards made pursuant to Section 8.1 or 8.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Stock Right exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other business objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. The Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock covered by an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to Sections 8.1 or 8.2 shall result in an exercise price which is less than the par value of the Stock.

8.4.   Corporate Transactions.

(a) Treatment of Awards in a Corporate Transaction. In a Corporate Transaction, the Committee, in its sole and absolute discretion, may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards.

(1) Assumption and Substitution. Provide that such Awards shall be assumed, or substantially equivalent rights shall be provided in substitution therefor, by the acquiring or succeeding entity (or an affiliate thereof), and that any repurchase or other rights of the Company under each such Award shall inure to the benefit of such acquiring or succeeding entity (or affiliate thereof).

(2) Termination, Forfeiture and Reacquisition. Upon written notice to the holders, provide that:

(A) any unexercised Stock Rights shall terminate immediately prior to the consummation of the Corporate Transaction unless exercised within a specified period following the date of such notice and that any Stock Rights not then exercisable will expire automatically upon consummation of the Corporate Transaction;

(B) any Restricted Stock Units shall terminate and be forfeited immediately prior to the consummation of the Corporate Transaction to the extent they are then subject to a Risk of Forfeiture; and/or

(C) any shares of Restricted Stock shall automatically be reacquired by the Corporation upon consummation of the Corporate Transaction at a price per share equal to the lesser of the Market Value of the Restricted Stock and the purchase price paid by the Participant.

(3) Acceleration of Vesting. Provide that:

(A) any and all Stock Rights not already exercisable in full shall Accelerate with respect to all or a portion of the shares for which such Stock Rights are not then exercisable prior to or upon the consummation of the Corporate Transaction; and/or

(B) any Risk of Forfeiture applicable to Restricted Stock and Restricted Stock Units which is not based on achievement of Performance Goals or other business objectives shall lapse upon consummation of the Corporate Transaction with respect to all or a portion of the Restricted Stock and Restricted Stock Units then subject to such Risk of Forfeiture.

(4) Achievement of Performance Goals. Provide that all outstanding Awards of Restricted Stock and Restricted Stock Units conditioned on the achievement of Performance Goals or other business objectives and the target payout opportunities attainable under outstanding Performance Units shall be deemed to have been satisfied as of the effective date of the Corporate Transaction as to (i) none of, (ii) all of or (iii) a pro rata number of shares based on the assumed achievement of all relevant Performance Goals or other business objectives and the length of time within the Restriction Period or Performance Period which has elapsed prior to the Corporate Transaction. All such Awards of Performance Units and Restricted Stock Units shall be paid to the extent earned to Participants in accordance with their terms within 30 days following the effective date of the Corporate Transaction.

(5) Cash Payments to Holders of Stock Rights. Provide for cash payments, net of applicable tax withholdings, to be made to holders of Stock Rights equal to the excess, if any, of (A) the acquisition price times the number of shares of Stock subject to a Stock Right (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Stock subject to the Stock Right, in exchange for the termination of such Stock Right; provided, that if the acquisition price does not exceed the exercise price of any such Stock Right, the Committee may cancel that Stock Right without the payment of any consideration therefore prior to or upon the Corporate Transaction. For this purpose, "acquisition price" means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Corporate Transaction.

(6) Conversion of Stock Rights Upon Liquidation or Dissolution. Provide that, in connection with a liquidation or dissolution of the Company, Stock Rights shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.

(7) Any combination of the foregoing.

None of the foregoing shall apply, however, (i) in the case of any Award pursuant to an Award Agreement requiring other or additional terms upon a Corporate Transaction (or similar event), or (ii) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges on which the Stock is listed. Nor shall any of the foregoing apply in the case of a Qualified Performance-Based Award except to the extent the foregoing would not interfere with the qualification of the grant of the Award under Section 162(m) of the Code.

(b) Assumption and Substitution of Awards. For purposes of Section 8.4(a)(1) above, an Award shall be considered assumed, or a substantially equivalent award shall be considered to have been provided in substitution therefor, if following consummation of the Corporate Transaction the Award is assumed and/or exchanged or replaced with another award issued by the acquiring or succeeding entity (or an affiliate thereof) that confers the right to purchase or receive the value of, for each share of Stock subject to the Award immediately prior to the consummation of the Corporate Transaction, the consideration (whether cash, securities or other property) received as a result of the Corporate Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Corporate Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Corporate Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of Award to consist of or be based on solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Corporate Transaction.

(c) Related Matters. In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including, but not limited to, the market value of other consideration received by holders of Stock in a Corporate Transaction and whether substantially equivalent awards have been substituted, shall be made by the Committee acting in its sole and absolute discretion. In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Transaction, the Committee may require such acknowledgements of satisfaction and releases from Participants as it may determine.

8.5.   Clawback. If the Committee determines that a Participant has intentionally committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty during the Participant's employment that contributed to an obligation to restate the Company's financial statements, the Participant shall be required to repay to the Company, in cash and upon demand, Award Proceeds (defined below) resulting from any sale or other disposition of Shares issued or issuable under an Award (a) if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated, or (b) if the Shares were issued as a result of vesting criteria that were determined to be satisfied based all or in part on the financial statements required to be restated. In the preceding sentence, "Award Proceeds" means, with respect to any sale or other distribution, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Company's stock price, up to the amount equal to the number of Shares sold or disposed multiplied by the excess of Market Value at the time of such sale or disposition over the amount paid, if any, to purchase such Shares.

9.   Settlement of Awards

9.1.   In General. Awards of Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash or Stock, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

9.2.   Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

9.3.   Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company. Whenever Stock is to be issued pursuant to an Award, if the Committee so directs at or after grant, the Company shall be under no obligation to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by the Stockholders' Agreement, if any. In the event of any conflict between the provisions of this Plan and the provisions of the Stockholders' Agreement, the provisions of the Stockholders' Agreement shall control except as required to fulfill the intention that any Incentive Option qualify as such, but insofar as possible the provisions of the Plan and such Agreement shall be construed so as to give full force and effect to all such provisions.

9.4.   Investment Representations. The Company shall be under no obligation to issue any shares of Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including, but not limited to, that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

9.5.   Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the period not to exceed 180 days commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 9.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company's directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company's directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company's directors and officers.

9.6.   Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 9.4 in addition to any other applicable restrictions under the Plan, the terms of the Award and if applicable under the Stockholders' Agreement and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

9.7.   Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy their tax obligations. Participants may only elect to have shares of Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

9.8.   Company Charter and By-Laws; Other Company Policies. This Plan and all Awards granted under the Plan (including the exercise, settlement or exchange of an Award) are subject to and must comply with the certificate of incorporation and by-laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board as in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

10.   Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11.   Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the certificate of incorporation and the by-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or certificate of incorporation or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other association with the Company and its Affiliates.

12.   Unfunded Status of Plan

The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Stock Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.   Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor any action taken in connection with the adoption or operation of the Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

14.   No Guarantee of Tax Consequences

Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including, but not limited to, that an Option granted as an Incentive Option has or will qualify as an "incentive stock option" within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining non-qualified plans of deferred compensation, will or will not apply.

15.   Termination and Amendment of the Plan

15.1.   Termination or Amendment of the Plan. Subject to the limitations contained in Section 15.3 below, including specifically the requirement of stockholder approval if applicable, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

15.2.   No Repricing and No Cash Buyout. Other than in connection with an adjustment to an Award pursuant to Section 8, the Company shall not, without stockholder approval, at any time when the per Share exercise price of an Option or SAR is greater than Market Value of the underlying Shares, reduce the exercise price of such Option or SAR or exchange such Option or SAR for a new Award with a lower (or no) purchase price or for cash.

15.3.   Limitations on Amendments, Etc.

Without the approval of the Company's stockholders, no amendment or modification of the Plan by the Board may (i) increase the number of shares of Stock which may be issued under the Plan, (ii) change the description of the persons eligible for Awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange. Furthermore, except in connection with a Corporate Transaction, the terms of outstanding Stock Rights may not be amended to reduce their exercise price, nor may outstanding Stock Rights be cancelled in exchange for cash, Stock Rights with exercise prices that are less than the exercise prices of the original Stock Rights, or other Awards, without stockholder approval.

No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant's consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Corporate Transaction that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Corporate Transaction that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

16.   Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Financial Officer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

17.   Administrative Provisions

Nothing contained in the Plan shall require the issuance or delivery of certificates for any period during which the Company has elected to maintain or caused to be maintained the evidence of ownership of its shares of Stock, either generally or in the case of Stock acquired pursuant to Awards, by book entry, and all references herein to such actions or to certificates shall be interpreted accordingly in light of the systems maintained for that purpose. Furthermore, any reference herein to actions to be taken or notices (including of grants of Awards) to be provided in writing or pursuant to specific procedures may be satisfied by means of and pursuant to any electronic or automated voice response systems the Company may elect to establish for such purposes, either by itself or through the services of a third party, for the period such systems are in effect.

18.   Governing Law

It is intended that all Awards shall be granted and maintained on a basis which ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code and the Plan shall be governed, interpreted and enforced consistent with such intent. Neither the Committee nor the Company, nor any of its Affiliates or its or their officers, employees, agents, or representatives, shall have any liability or responsibility for any adverse federal, state or local tax consequences and penalty taxes which may result the grant or settlement of any Award on a basis contrary to the provisions of Section 409A of the Code or comparable provisions of any applicable state or local income tax laws. The Plan and all Award Agreements and actions taken thereunder otherwise shall be governed, interpreted and enforced in accordance with the laws of the state of California, without regard to the conflicts of laws principles thereof.

8X8, INC.
ATTN: MARY ELLEN GENOVESE
2125 O'NEL DRIVE
SAN JOSE, CA 95131

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Guy L. Hecker, Jr.
02 Bryan R. Martin
03 Vikram Verma
04 Eric Salzman
05 Ian Potter
06 Jaswinder Pal Singh
07 Vladimir Jacimovic

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2019.	☐	☐	☐
3. To approve proposed amendments to the 8x8, Inc. Amended and Restated 2012 Equity Incentive Plan, including the reservation of 16,300,000 additional shares thereunder.	☐	☐	☐
4. To vote, on an advisory and non-binding basis, on the compensation of the Company's named executive officers (as shall be set forth in the proxy statement).	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000385472_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

8X8, INC.
Annual Meeting of Stockholders
August 7, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Vikram Verma and Mary Ellen Genovese, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of 8X8, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, PDT on August 7, 2018, at the 8x8, Inc. corporate headquarters, 2125 O'Nel Drive, San Jose, CA 95131, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side

0000385472_2 R1.0.1.17